                                                                    EXHIBIT 10.7

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                                CREDIT AGREEMENT

                                     AMONG

                            PRIMEENERGY CORPORATION
                                      AND
                      PRIMEENERGY MANAGEMENT CORPORATION,
                                 AS BORROWERS,

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION,
                                   AS AGENT,

                                      AND

                          THE LENDERS SIGNATORY HERETO


                                 April 26, 1995


               ________________________________________________

                       $50,000,000 MASTER NOTE FACILITY

               ________________________________________________


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
                               TABLE OF CONTENTS

                                                                                                                     Page
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
ARTICLE I       DEFINITIONS AND INTERPRETATION

         1.1    Terms Defined Above   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2    Additional Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3    Undefined Financial Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         1.4    References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         1.5    Articles and Sections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         1.6    Number and Gender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         1.7    Incorporation of Exhibits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE II      TERMS OF FACILITY

         2.1    Revolving Line of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.2    Letter of Credit Facility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.3    Limitations on Interest Periods   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.4    Limitation on Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.5    Use of Loan Proceeds and Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.6    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.7    Repayment of Loans and Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.8    General Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.9    Time, Place, and Method of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.10   Pro Rata Treatment; Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.11   Borrowing Base Determinations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.12   Mandatory Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         2.13   Voluntary Prepayments and Conversions of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.14   Commitment Fee; Reduction of Commitment Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.15   Engineering Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.16   Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.17   Letter of Credit Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.18   Loans to Satisfy Obligations of Borrowers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.19   Security Interest in Accounts; Right of Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.20   General Provisions Relating to Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.21   Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.22   Yield Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.23   Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         2.24   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         2.25   Replacement Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         2.26   Regulatory Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.27   Letters in Lieu of Transfer Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.28   Power of Attorney   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.29   Automatic Debit Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         2.30   Joint and Several Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35





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
ARTICLE III     CONDITIONS

         3.1    Conditions Precedent to Initial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.2    Conditions Precedent to Each Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         3.3    Conditions Precedent to Issuance of Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE IV      REPRESENTATIONS AND WARRANTIES

         4.1    Due Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.2    Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.3    Valid and Binding Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.4    Security Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.5    Title to Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.6    Scope and Accuracy of Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.7    No Material Misstatements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.8    Liabilities, Litigation, and Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.9    Authorizations; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.10   Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.11   ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.12   Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.13   Compliance with Federal Reserve Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.14   Investment Company Act Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.15   Public Utility Holding Company Act Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.16   Proper Filing of Tax Returns; Payment of Taxes Due  . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.17   Refunds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.18   Gas Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.19   Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.20   Casualties or Taking of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.21   Chief Executive Officers of Borrowers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.22   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE V       AFFIRMATIVE COVENANTS

         5.1    Maintenance and Access to Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.2    Quarterly Unaudited Financial Statements; Quarterly Receivables Reports; Monthly Borrowing Base
                Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.3    Annual Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.4    Oil and Gas Reserve Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.5    Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.6    Security Instruments; Title Opinions; Title Defects   . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.7    Notices of Certain Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.8    Statement of Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.9    Letters in Lieu of Transfer Orders; Division Orders   . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.10   Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.11   Compliance with Laws and Payment of Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.12   Maintenance of Corporate Existence and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . .  47





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
         5.13   Payment of Notes; Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.14   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.15   Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.16   Operation of Oil and Gas Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         5.17   Maintenance and Inspection of Tangible Property   . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         5.18   Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         5.19   Compliance with ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         5.20   Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE VI      NEGATIVE COVENANTS

         6.1    Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.2    Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.3    Loans or Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.4    Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.5    Sales of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.6    Payment of Accounts Payable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.7    Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.8    Dividends and Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.9    Changes in Corporate Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.10   Cancellation of Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         6.11   Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         6.12   Lines of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         6.13   Current Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         6.14   Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         6.15   Debt Coverage Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         6.16   Interest Coverage Ratio.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE VII     EVENTS OF DEFAULT

         7.1    Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         7.2    Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE VIII    THE AGENT

         8.1    Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.2    Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.3    Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.4    Reliance by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.5    Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.6    Non-Reliance on Agent and Other Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.7    Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.8    Restitution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         8.9    Agent in Its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         8.10   Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         8.11   Applicable Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60





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
ARTICLE IX      MISCELLANEOUS

         9.1    Assignments; Participations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.2    Survival of Representations, Warranties, and Covenants  . . . . . . . . . . . . . . . . . . . . . . .  61
         9.3    Notices and Other Communications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.4    Parties in Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.5    Rights of Third Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.6    No Waiver; Rights Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.7    Survival Upon Unenforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.8    Amendments; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.9    Controlling Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.10   GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.11   JURISDICTION AND VENUE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.12   WAIVER OF RIGHTS TO JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.13   ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.14   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64


                               LIST OF EXHIBITS


Exhibit I                 -       Form of Notes
Exhibit II                -       Form of Assignment Agreement
Exhibit III               -       Form of Borrowing Base Report
Exhibit IV                -       Form of Borrowing Request
Exhibit V                 -       Commitment Amounts
Exhibit VI                -       Form of Compliance Certificate
Exhibit VII               -       Form of Opinion of Counsel
Exhibit VIII              -       Disclosures

                                CREDIT AGREEMENT


                 This CREDIT AGREEMENT is made and entered into this 26th day of April, 1995, by and among PRIMEENERGY CORPORATION, a Delaware corporation ("PEC"), PRIMEENERGY MANAGEMENT CORPORATION, a New York corporation ("PEMC," with PEC and PEMC being individually referred to as a "Borrower" and collectively as the "Borrowers"), BANK ONE, TEXAS, N.A., a national banking association ("Bank One"), and DEN NORSKE BANK AS, a Norwegian bank ("DNB," with Bank One, DNB, and each other lender that becomes a signatory hereto as provided in Section 9.1, individually, together with its successors and assigns, a "Lender" and, collectively, together with their respective successors and assigns, the "Lenders"), and Bank One, as agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms hereof, the "Agent").


                              W I T N E S S E T H:

                 In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows, amending and restating in its entirety the Credit Agreement dated as of March 24, 1994, by and among the Borrowers and Bank One, as heretofore amended, restated, or supplemented (the "Existing Credit Agreement").


                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

              1.1 Terms Defined Above. As used in this Agreement, the terms "Agent," "Bank One," "Borrower," "Borrowers," "Existing Credit Agreement," "Lender," "Lenders," "PEC," and "PEMC" shall have the meaning assigned to them hereinabove.

              1.2 Additional Defined Terms. As used in this Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

                 "Accounts" shall mean all accounts receivable, book debts, notes, drafts, instruments, documents, acceptances, and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to any Loan Party (including, without limitation, any such obligation which might be characterized as an account, general intangible, other than contract rights under contracts containing prohibitions against assignment of or the granting of a security interest in the rights of a party thereunder, or chattel paper under the Uniform Commercial Code in effect in any jurisdiction), and all moneys due or to become due to any Loan Party under all contracts for the sale or lease of goods or the performance of services (whether or not earned by performance) or in connection with any other transaction, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                 "Additional Costs" shall mean costs which the Agent or any Lender determines are attributable to its obligation to make or its making or maintaining any LIBO Rate Loan or issuing or participating in Letters of Credit, or any reduction in any amount receivable by the Agent or such Lender in respect of any such obligation or any LIBO Rate Loan or Letter of Credit, resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to the Agent or such Lender under this Agreement or any Note in respect of any LIBO Rate Loan or Letter of Credit (other than taxes imposed on the overall net income of the Agent or such Lender or its Applicable Lending Office for any such LIBO Rate Loan by the jurisdiction in which the Agent or such Lender has its principal office or Applicable Lending Office), (b) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirements (other than the Reserve Requirement utilized in the determination of the Adjusted LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Agent or such Lender (including LIBO Rate Loans and Dollar deposits in the London interbank market in connection with LIBO Rate Loans), or the Commitment of the Agent or such Lender, or the London interbank market, or (c) imposes any other condition affecting this Agreement or any Note or any of such extensions of credit, liabilities, or Commitments.

                 "Adjusted LIBO Rate" shall mean, for any Interest Period for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (a) the sum of the LIBO Rate for such Interest Period for such Loan plus the Applicable Margin divided by
         (b) 1 minus the Reserve Requirement for such Loan for such Interest Period, such rate to be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate exceed the Highest Lawful Rate.

                 "Affiliate" shall mean any Person directly or indirectly controlled by, controlling, or under common control with, either Borrower and includes any Subsidiary of either Borrower and any "affiliate" of either Borrower within the meaning of Reg. Section 240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning ownership of ten percent or more of the voting equity of any Person or possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of the voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

                 "Agreement" shall mean this Credit Agreement, as amended, restated, or supplemented from time to time.

                 "Applicable Lending Office" shall mean, for each Lender and type of Loan, the lending office of such Lender (or an affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers as the office by which its Loans of such type are to be made and maintained.

                 "Applicable Margin" shall mean, as to each Floating Rate Loan, one-half of one percent (1/2%), and as to each LIBO Rate Loan, two and three-fourths percent (2-3/4%).

                 "Assignment Agreement" shall mean an Assignment Agreement, substantially in the form of Exhibit II, with appropriate insertions.

                 "Available Commitment" shall mean, at any time, an amount equal to the remainder, if any, of (a) the lesser of the Maximum Commitment Amount or the Borrowing Base in effect at such time minus
         (b) the sum of the Loan Balance at such time plus the L/C Exposure at such time.

                 "Base Rate" shall mean the interest rate announced or published by Bank One from time to time as its general reference rate of interest, which Base Rate shall change upon each change in such announced or published general reference interest rate and which Base Rate may not be the lowest interest rate charged by Bank One.

                 "Borrowing Base" shall mean, at any time, the amount determined in accordance with Section 2.11.

                 "Borrowing Base Report" shall mean a report provided by the Borrowers pursuant to Section 5.2(c), substantially in the form of
         Exhibit III, together with a summary of Credit Accounts and a schedule reflecting the net book value and location by state of all Equipment of each Loan Party.

                 "Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit IV, by the Borrowers to the Agent for a borrowing, conversion, or prepayment pursuant to Sections 2.1 or 2.13, each of which shall:

                          (a) be signed by a Responsible Officer of the Borrowers;

                          (b)     specify the amount and type of Loan
                 requested, and, as applicable, the Loan to be converted or prepaid and the date of the borrowing, conversion, or prepayment (which shall be a Business Day);

                          (c) when requesting a Floating Rate Loan, be delivered to the Agent no later than 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day preceding the requested borrowing, conversion, or prepayment; and

                          (d)     when requesting a LIBO Rate Loan, be
                 delivered to the Agent no later than 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, the third Business Day preceding the requested borrowing, conversion, or prepayment and designate the Interest Period requested with respect to such Loan.

                 "Business Day" shall mean a day other than a day when commercial banks are authorized or required to close in the State of Texas and, with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, which is a day for trading in Dollar deposits in the London interbank market.

                 "Closing Date" shall mean April 26, 1995.

                 "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral" shall mean the Mortgaged Properties, the Accounts, the Equipment, and any other Property, wherever located and whether now owned or existing or hereafter acquired or arising, that is now or at any time used or intended to be subject to the Liens created in the Security Instruments or otherwise as security for the payment or performance of all or any portion of the Obligations.

                 "Commitment Amount" shall mean, for each Lender, the amount set forth opposite the name of such Lender on Exhibit V under the caption "Commitment Amounts," as modified from time to time to reflect assignments permitted by Section 9.1 or otherwise pursuant to the terms hereof.

                 "Commitment Period" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

                 "Commitment Termination Date" shall mean July 1, 1996.

                 "Commitments" shall mean the several obligations of the Lenders to make Loans to or for the benefit of the Borrowers pursuant to Section 2.1 and the obligations of the Agent to issue and the Lenders to participate in Letters of Credit pursuant to Section 2.2.

                 "Commonly Controlled Entity" shall mean any Person which is under common control with either Borrower within the meaning of
         Section 4001 of ERISA.

                 "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit VI, executed by the president or chief financial officer of the Borrowers and furnished to the Agent from time to time in accordance with the terms hereof.

                 "Consolidated Cash Flow" shall mean, for any period, consolidated net income of PEC and its Subsidiaries from operations for such period plus depreciation, amortization, depletion, and other non- cash expenses of PEC and its Subsidiaries for such period (except for normally re-occurring accruals permitted under GAAP and usual for Persons engaged in businesses of the type in which PEC and its Subsidiaries are engaged) minus non-cash revenues for such period and cash used during such period to purchase PEC capital stock.

                 "Consolidated Debt" shall mean, for any period, consolidated Indebtedness of PEC and its Subsidiaries for borrowed money and capitalized leases for such period.

                 "Contested in Good Faith" shall mean a matter (a) which is being contested in good faith by or on behalf of any Loan Party, by appropriate and lawful proceedings diligently conducted, satisfactory to the Agent, and for which a reserve has been established in an amount determined in accordance with GAAP, (b) in which foreclosure, distraint, sale, forfeiture, levy, execution or other similar proceedings have not been initiated or have been stayed and continue to be stayed, and (c) in which a good faith contest will not materially detract from the value of the Collateral, jeopardize the rights of the Agent, any Lender, or any Loan Party with respect thereto, interfere with the operation by any Loan Party of its business, or otherwise have a Material Adverse Effect.

                 "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                 "Credit Accounts" shall mean any "account," "chattel paper," and "general intangible," as such terms are defined in the UCC, now or hereafter owned by any Loan Party, which is classified as a receivable on a balance sheet of such Loan Party.

                 "Current Assets" shall mean all assets that should, in accordance with GAAP, be classified as current assets on a balance sheet of PEC.

                 "Current Liabilities" shall mean all liabilities that should, in accordance with GAAP, be classified as current liabilities on a balance sheet of PEC.

                 "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally.

                 "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

                 "Default Rate" shall mean a per annum interest rate equal to the Base Rate plus five percent (5%), such rate to be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate exceed the Highest Lawful Rate.

                 "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

                 "Eligible Equipment" shall mean, at a particular date,
         Equipment:

                          (a) which does not constitute part of the Mortgaged Property and which is owned solely by any Loan Party and as to which such Loan Party has good and marketable title, free and clear of any and all Liens, other than Permitted Liens, and which is subject to a valid and continuing first-priority perfected Lien in favor of the Agent pursuant to the Security Instruments;

                          (b) which is in the possession and control of such Loan Party or another Person acceptable to the Agent in the exercise of its good faith discretion and, in such latter case, evidenced by warehouse receipts or other documentation satisfactory to the Agent in the exercise of its good faith discretion;

                          (c) which is located in jurisdictions for which the Agent has been furnished the results of a recent search by a Person satisfactory to the Agent of the Uniform Commercial Code filings which may have been filed in such jurisdictions in the name of such Loan Party as debtor; and

                          (d) which the Agent has not otherwise determined in the exercise of its good faith discretion to be unacceptable in accordance with its customary practices for facilities of this nature.

                 "Eligible Joint Interest Accounts" shall mean, at a particular date, Credit Accounts:

                          (a) which are solely owned by any Loan Party and in which such Loan Party has good and marketable title, free and clear of any and all Liens or rights of others, other than Permitted Liens, and which are subject to a valid and continuing first-priority perfected Lien in favor of the Agent pursuant to the Security Instruments;

                          (b) which are not outstanding more than 30 days past the due date expressed in the related invoice;

                          (c) which are not due more than 30 days after the issuance date expressed in the related invoice;

                          (d) as to which the account debtor thereunder has been sent an invoice within 30 days after such Credit Accounts have been entered on the financial records of such Loan Party;

                          (e) which are not owed by an obligor that is (i) organized under the laws of a jurisdiction outside the United States or Canada, or (ii) an Affiliate of any Loan Party;

                          (f) which are not owed by an obligor that has taken any of the actions or suffered any of the events of the kind described in Sections 7.1(e) or 7.1(f);

                          (g) which are bona fide, valid, and legally enforceable obligations of the parties thereto or the account debtor in respect thereof and arise as the result of advances and payments made by such Loan Party, as operator, for the benefit of non-operators under joint operating agreements covering Oil and Gas Properties;

                          (h)     as to which all consents, licenses,
                 approvals, or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected, or given in connection with the execution, delivery, and performance thereof by each party obligated thereunder have been duly obtained, effected, or given, are in full force and effect, and do not subject the scope of such Credit Accounts to any materially adverse limitation, either specific or general in nature;

                          (i) as to which neither such Loan Party nor (to the best knowledge of such Loan Party) any other party to such Credit Account is in default or is likely to become in default in the performance or observance of any of the terms thereof and as to which such Loan Party has fully performed all its obligations;

                          (j)     against which no defense, offset,
                 counterclaim, or claim has been asserted or alleged and which are not subject to any defense, offset, counterclaim, or claim;

                          (k) as to which no amounts payable under or in connection therewith are evidenced by promissory notes or other instruments except (i) instruments which constitute a part of chattel paper and which have been individually marked to show the Lien created by the Security Instruments, and (ii) notes or instruments which have been delivered to the Agent; and

                          (l) which the Agent has not otherwise determined in the exercise of its good faith discretion to be unacceptable in accordance with its customary practices for facilities of this nature.

                 "Environmental Complaint" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of any Loan Party or any Property for which any Loan Party serves as operator, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of any Loan Party or any Property for which any Loan Party serves as operator or the business conducted thereon.

                 "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Hazardous Materials Transportation Act of 1986, the Occupational Safety and Health Act, the Oil Pollution Act of 1990, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of any Loan Party or any Property for which any Loan Party serves as operator or any Mortgaged Property is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

                 "EOWSC" shall mean Eastern Oil Well Service Company, a West Virginia corporation.

                 "Equipment" shall mean all goods classified as "equipment," in
         Section 9.109(2) of the UCC, together with all accessions, improvements, attachments, and other additions thereto and substitutes and replacements therefor, and all tools, parts, and appurtenances now or at any time hereafter used in connection therewith.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

                 "Event of Default" shall mean any of the events specified in
         Section 7.1.

                 "Existing Loan Documents" shall mean the Loan Documents, as such term is defined in the Existing Credit Agreement.

                 "Existing Note" shall mean the $10,000,000 Promissory Note dated March 24, 1994, by the Borrowers payable to the order of Bank One.

                 "Existing Security Instruments" shall mean the Security Instruments, as such term is defined in the Existing Credit Agreement.

                 "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

                 "Final Maturity" shall mean July 1, 1996.

                 "Financial Statements" shall mean statements of the financial condition as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, stockholders' equity, and cash flows and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of independent certified public accountants acceptable to the Agent and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

                 "Floating Rate" shall mean, for any day, an interest rate per annum equal to the greater of (a) the Base Rate for such day plus the Applicable Margin or (b) the Federal Funds Rate for such day plus one percent (1%), such rate to be computed, in either case, on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate exceed the Highest Lawful Rate.

                 "Floating Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrowers have requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Floating Rate, or which pursuant to the terms hereof are otherwise required to bear interest at the Floating Rate.

                 "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

                 "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                 "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Requirement of Law.

                 "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under laws applicable to such Lender, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

                 "Indebtedness" shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

                 "Insolvent" or "Insolvency" shall mean, with respect to any Multiemployer Plan, that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

                 "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any other Debtor Relief Law.

                 "Intellectual Property" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

                 "Interest Expense" shall mean, for any period, consolidated interest expense of PEC and its Subsidiaries for such periods as determined in accordance with GAAP.

                 "Interest Period" shall mean, subject to the limitations set forth in Section 2.3, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, or, subject to availability, three months thereafter, as the Borrowers may request in the Borrowing Request for such Loan.

                 "Investment" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security of, or investment or partnership interest in, such Person.

                 "L/C Exposure" shall mean, at any time, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such time.

                 "Letter of Credit" shall mean any standby letter of credit issued for the account of the Borrowers or either of them pursuant to
         Section 2.2.

                 "Letter of Credit Application" shall mean the standard letter of credit application employed by the Agent, as the issuer of the Letters of Credit, from time to time in connection with letters of credit.

                 "Letter of Credit Payment" shall mean any payment made by the Agent on behalf of the Lenders under a Letter of Credit, to the extent that such payment has not been repaid by the Borrowers.

                 "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the average of the offered quotations appearing on Knight-Ridder Page 62 (or any successor or similar service selected by the Agent) as of approximately 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day three Business Days prior to the first day of such Interest Period for Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan. If neither such Knight-Ridder Page 62 nor any successor or similar service is available, the term "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the rate per annum (rounded upwards if necessary, to the nearest 1/100 of 1%) quoted by the Agent at approximately 11:00 a.m., London time (or as soon thereafter as practicable) three Business Days prior to the first day of the Interest Period for such LIBO Rate Loan for the offering by the Agent to leading banks in the London interbank market of Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan.

                 "LIBO Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrowers have requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Adjusted LIBO Rate and which are permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

                 "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, each Loan Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

                 "Limitation Period" shall mean, with respect to any Lender, any period while any amount remains owing on the Note payable to such Lender and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable to such Lender under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

                 "Litigation" shall mean any proceeding, claim, lawsuit, and/or investigation conducted or threatened (and known to the Person in question) by or before any Governmental Authority.

                 "Loan" shall mean any loan made by any Lender to or for the benefit of the Borrowers or either of them pursuant to this Agreement and any payment made by the Agent or any Lender under a Letter of Credit.

                 "Loan Balance" shall mean, at any time, the aggregate outstanding principal balance of the Notes at such time.

                 "Loan Documents" shall mean the Existing Loan Documents, this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with the Existing

         Loan Documents, this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

                 "Loan Party" shall mean either Borrower, POC, EOWSC, or SOCC.

                 "Material Adverse Effect" shall mean (a) any material adverse effect on the validity or enforceability of any Loan Document, (b) any material adverse effect upon the financial position or business operations of any Loan Party, or (c) any adverse effect upon the ability of any Loan Party to fulfill its obligations under the terms of the Loan Documents.

                 "Maximum Commitment Amount" shall mean the sum of the Commitment Amounts of all Lenders.

                 "Mortgaged Properties" shall mean all Oil and Gas Properties subject to a Lien in favor of the Agent to secure the Obligations.

                 "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Notes" shall mean, collectively, each of the promissory notes of the Borrowers payable to a Lender in the amount of the Commitment Amount of such Lender or such amount in excess thereof as may be agreed to by the Borrowers, the Agent, and such Lender, in the form attached hereto as Exhibit ?, with appropriate insertions, together with all renewals, extensions for any period, increases, and rearrangements thereof.

                 "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Notes, (b) the obligation of the Borrowers to provide to or reimburse the Agent, as the issuer of Letters of Credit, or the Lenders, as the case may be, for, amounts payable, paid, or incurred with respect to Letters of Credit, (c) the undrawn, unexpired amount of all outstanding Letters of Credit, (d) the obligation of the Loan Parties for the payment of fees and expenses pursuant to the Loan Documents, and (e) all other obligations and liabilities of the Loan Parties to the Agent and the Lenders, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

                 "Oil and Gas Properties" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and Properties appertaining, belonging, affixed, or incidental thereto.

                 "Operating Cash Flow" shall mean, for any period, consolidated net income from operations of PEC and its Subsidiaries for such period determined in accordance with GAAP plus depreciation, depletion, amortization, other non-cash expenses of PEC, and Interest Expense to the extent such expenses are deducted in determining consolidated net income from operations.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

                 "Percentage Share" shall mean, (a) until such time as the Loan Balance has been $12,500,000 for 30 consecutive days and DNB has made payment to Bank One of twenty-five percent (25%) of such Loan Balance pursuant to Section 2.10, as to Bank One, one hundred percent (100%), and as to DNB, zero percent (0%), and (b) at all times thereafter, as to each Lender, the percentage such Lender's Commitment Amount constitutes of the Maximum Commitment Amount.

                 "Permitted Liens" shall mean (a) the Liens in favor of the Agent, (b) Liens for taxes, assessments, or other governmental charges or levies incurred in the ordinary course of business which are not yet due and payable or which are being Contested in Good Faith, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, materialmen and landlords and similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being Contested in Good Faith, (d) the currently existing Liens described in Exhibit VIII hereto, if any, (e) pledges or deposits made in the ordinary course of business to secure the payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions, or other social security programs (other than Liens created by Section 4068 of ERISA), (f) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, not in excess of 10% of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance, or other similar bonds required in the ordinary course of business, (g) zoning restrictions, easements, rights of way, restrictions and other similar encumbrances and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary or intended use of the Property affected thereby or materially detract from the value or use of such Property, (h) Liens in favor of operators and non-operators under joint operating agreements arising in the ordinary course of business to secure obligations which are not yet due or are being Contested in Good Faith, (i) Liens under production sales agreements, division orders, and other agreements customary in the oil and gas industry for processing, producing and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery,
         (j) Liens against Oil and Gas Properties acquired subsequent to the date of this Agreement securing the payment of a portion of the cash flow attributable to such Properties reserved by or granted to the seller of such Properties in connection with the acquisition of such Properties, (k) Liens securing Indebtedness permitted under Section 6.1(f) provided such Liens affect only the Property acquired in connection with such Indebtedness, and (l) other Liens expressly permitted under the Security Instruments.

                 "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

                 "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which either Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "POC" shall mean Prime Operating Company, a Texas corporation.

                 "Principal Office" shall mean the principal office of the Agent in Houston, Texas, presently located at 910 Travis, Houston, Texas 77002.

                 "Prohibited Transaction" shall have the meaning assigned to such term in Section 4975 of the Code.

                 "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                 "Receivable Report" shall mean a schedule provided by the Borrowers pursuant to Section 5.2(b) and reflecting a detailed listing (showing the names and addresses of account debtors and amounts owing) and aging (in appropriate columns entitled "Current," "31-60 Days," "61-90 Days," and "Over 90 Days") of the Credit Accounts.

                 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as amended or supplemented from time to time.

                 "Regulatory Change" shall mean, with respect to any Lender, the passage, adoption, institution, or modification of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of lenders including such Lender or its Applicable Lending Office.

                 "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of any Loan Party.

                 "Reorganization" shall mean, with respect to any Multiemployer Plan, that such Plan is in reorganization within the meaning of such term in Section 4241 of ERISA.

                 "Reportable Event" shall mean any of the events set forth in
         Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                 "Requirement of Law" shall mean, as to any Person, any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                 "Reserve Report" shall mean each report provided by the Borrowers pursuant to Section 5.4.

                 "Reserve Requirement" shall mean, for any Interest Period for any LIBO Rate Loan, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in Dallas, Texas, with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D) and any other reserves required by reason of any Regulatory Change to be maintained by such member banks against (a) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined as provided herein in the definition of the term "LIBO Rate" or (b) any category of extensions of credit or other assets which include a LIBO Rate Loan.

                 "Reserve Value" shall mean the loan value of the Mortgaged Property as determined by the Lenders in accordance with Section 2.11.

                 "Responsible Officer" shall mean, as to any Person, its President, its Chief Financial Officer, or any Executive Vice President.

                 "Security Instruments" shall mean (a) the Existing Security Instruments, (b) the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1(f), and (c) all other documents and instruments at any time executed as security for all or any portion of the Obligations, as each of the foregoing may be amended, restated, or supplemented from time to time.

                 "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "SOCC" shall mean Southwest Oilfield Construction Company, an Oklahoma corporation.

                 "Subsidiary" shall mean, as to any Person, (a) a corporation of which shares of the stock having ordinary voting power (other than stock having such power only by reason of the occurrence of a contingency to elect a majority of the board of directors (or individuals performing similar functions) of such corporation are owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries by such Person, and (b) a partnership, association, joint venture or other entity in which such Person, directly or indirectly through one or more intermediates, is a general partner or has a majority equity interest.

                 "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

                 "Swap Obligations" shall mean crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreements and interest rate swap or other financial hedging agreements.

                 "Tangible Net Worth" shall mean (a) total assets, as would be reflected on a balance sheet of PEC in accordance with GAAP, exclusive of intangible assets, including, without limitation, patents, patent applications, copyrights, trademarks, tradenames, experimental or organization expenses, franchises, licenses, permits and other like intangibles, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill minus (b) total liabilities, as would be reflected on a balance sheet of PEC in accordance with GAAP.

                 "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

              1.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

              1.4 References. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

              1.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

              1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

              1.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.


                                   ARTICLE II

                               TERMS OF FACILITY

              2.1 Revolving Line of Credit. (a) Upon the terms and conditions and relying on the representations and warranties contained in this Agreement, each Lender severally agrees to make Loans during the Commitment Period to or for the benefit of the Borrowers or either of them in an aggregate principal amount not to exceed at any time outstanding the lesser of the Commitment Amount of such Lender or the Percentage Share of such Lender of the Borrowing Base then in effect; provided, however, that (i) the Loan Balance plus the L/C Exposure shall not exceed at any time the lesser of the Maximum Commitment Amount or the Borrowing Base then in effect, and (ii) the sum of the outstanding principal balance of all Loans by any Lender plus the Percentage Share of such Lender of the L/C Exposure shall not exceed at any time an amount equal to the Percentage Share of such Lender multiplied by the lesser of the Maximum Commitment Amount or the Borrowing Base then in effect.

                 (b) Subject to the terms of this Agreement, during the Commitment Period, the Borrowers may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. Except for prepayments made pursuant to
Section 2.12, each borrowing, conversion, and prepayment of principal of Loans shall be in an amount at least equal to $100,000. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a LIBO Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $500,000; and if any LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Loan shall be a Floating Rate Loan during such period.

                 (c) Not later than noon, Central Standard or Daylight Savings Time, as the case may be, on the date specified for each borrowing, each Lender shall make available an amount equal to its Percentage Share of the borrowing to be made on such date to the Agent, at an account designated by the Agent, in immediately available funds, for the account of the Borrowers. The amount so received by the Agent shall, subject to the terms and conditions hereof, be made available to the Borrowers in immediately available funds at the Principal Office. All Loans by each Lender shall be maintained at the Applicable Lending Office of such Lender and shall be evidenced by the Note of such Lender.

                 (d) The failure of any Lender to make any Loan required to be made by it hereunder shall not relieve any other Lender of its obligation to make any Loan required to be made by it, and no Lender shall be responsible for the failure of any other Lender to make any Loan.

              2.2 Letter of Credit Facility. (a) Upon the terms and conditions and relying on the representations and warranties contained in this Agreement, the Agent, as issuing bank for the Lenders, agrees, from the date of this Agreement until the date which is thirty days prior to the Commitment Termination Date, to issue, on behalf of the Lenders in their respective Percentage Shares, Letters of Credit for the account of the Borrowers or either of them and to renew and extend such Letters of Credit. Letters of Credit shall be issued, renewed, or extended from time to time on any Business Day designated by the Borrowers following the receipt in accordance with the terms hereof by the Agent of the written (or oral, confirmed promptly in writing) request by a Responsible Officer of the Borrowers therefor and a Letter of Credit Application. Letters of Credit shall be issued in such amounts as the Borrowers may request; provided, however, that (i) no Letter of Credit shall have an expiration date which is subsequent to the earlier of two years after the issuance thereof or ten days prior to the Commitment Termination Date, (ii) the Loan Balance plus the L/C Exposure shall not exceed at any time the lesser of the Maximum Commitment Amount or the Borrowing Base, and (iii) the L/C Exposure shall not exceed at any time $750,000.

                 (b) Prior to any Letter of Credit Payment in respect of any Letter of Credit, each Lender shall be deemed to be a participant through the Agent with respect to the relevant Letter of Credit in the obligation of the Agent, as the issuer of such Letter of Credit, in an amount equal to the Percentage Share of such Lender of the maximum amount which is or at any time may become available to be drawn thereunder. Upon delivery by such Lender of funds requested pursuant to Section 2.2(c), such Lender shall be treated as having purchased a participating interest in an amount equal to such funds delivered by such Lender to the Agent in the obligation of the Borrowers to reimburse the Agent, as the issuer of such Letter of Credit, for any amounts payable, paid, or incurred by the Agent, as the issuer of such Letter of Credit, with respect to such Letter of Credit.

                 (c) Each Lender shall be unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default, to the extent of the Percentage Share of such Lender at the time of issuance of each Letter of Credit, to reimburse, on demand, the Agent, as the issuer of such Letter of Credit, for the amount of each Letter of Credit Payment under such Letter of Credit. Each Letter of Credit Payment shall be deemed to be a Floating Rate Loan by each Lender to the extent of funds delivered by such Lender to the Agent with respect to such Letter of Credit Payment and shall to such extent be deemed a Floating Rate Loan under and shall be evidenced by the Note of such Lender.

                 (d) EACH LENDER AGREES TO INDEMNIFY THE AGENT, AS THE ISSUER OF EACH LETTER OF CREDIT, AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES OF THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWERS AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWERS TO DO SO), RATABLY ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER AT THE TIME OF ISSUANCE OF SUCH LETTER OF CREDIT, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR SUCH LETTER OF CREDIT OR ANY ACTION TAKEN OR OMITTED BY THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER (OTHER THAN THE AGENT AS THE ISSUER OF A LETTER OF CREDIT) SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS,

EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT AS THE ISSUER OF A LETTER OF CREDIT. THE AGREEMENTS IN THIS SECTION 2.2(d) SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

              2.3 Limitations on Interest Periods. Each Interest Period selected by the Borrowers (a) which commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise end after Final Maturity shall end on Final Maturity, and (d) shall have a duration of not less than one month and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period.

              2.4 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, no more than ten separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan, and all LIBO Rate Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:

                 (a) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in
         Section 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

                 (b) the Agent determines (which determination shall be conclusive, absent manifest error) that the rates of interest referred to in the definition of "LIBO Rate" in Section 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not adequately cover the cost to the Lenders of making or maintaining such Loan for such Interest Period, then the Agent shall give the Borrowers and the Lenders prompt notice thereof; and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBO Rate Loans or to convert Floating Rate Loans into LIBO Rate Loans, and the Borrowers shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into a Floating Rate Loan in accordance with
Section 2.13.

              2.5 Use of Loan Proceeds and Letters of Credit. (a) As of the date hereof, indebtedness in the amount of $5,880,503.69 is outstanding under the Existing Note. Such indebtedness shall be renewed, extended, and rearranged pursuant to the terms of this Agreement and the Notes and, subject to Section 2.30, shall for all purposes be deemed a borrowing hereunder. Proceeds of all subsequent Loans shall be used solely for the acquisition and development of Oil and Gas Properties by either Borrower, for the acquisition and development of Oil and Gas Properties to be conveyed to partnerships in which a Loan Party is the general partner, and to provide working capital to the Borrowers.

                 (b) Letters of Credit shall be used solely for general corporate purposes of the Borrowers not in violation of this Agreement or any other Loan Document, including the acquisition of Oil and Gas Properties; provided, however, no Letter of Credit may be used in lieu or in support of stay or appeal bonds.

              2.6 Interest. Subject to the terms of this Agreement (including, without limitation, Section 2.20), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan and the Adjusted LIBO Rate for each LIBO Rate Loan. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate and shall be payable upon demand by the Agent at any time as to all or any portion of such interest. In the event that the Borrowers fail to select the duration of any Interest Period for any LIBO Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a LIBO Rate Loan) will be automatically converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

              2.7 Repayment of Loans and Interest. Accrued and unpaid interest on each outstanding Floating Rate Loan shall be due and payable monthly commencing on the first day of May, 1995, and continuing on the first day of each calendar month thereafter while any Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding LIBO Rate Loan shall be due and payable on the last day of the Interest Period for such LIBO Rate Loan, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity. At the time of making each payment hereunder or under the Notes, the Borrower making such payment shall specify to the Agent the Loans or other amounts payable by the Borrowers hereunder to which such payment is to be applied. In the event either Borrower making any such payment fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its discretion and in accordance with the terms hereof.

              2.8 General Terms. (a) The outstanding principal balance of the Note of each Lender reflected in the records of such Lender shall be deemed rebuttably presumptive evidence of the principal amount owing on such Note. The liability for payment of principal and interest evidenced by each Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

                 (b) Unless the Agent shall have been notified by a Lender or the Borrowers prior to the date on which either of them is scheduled to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrowers) a payment to the Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and, in reliance upon such assumption, may (but shall not be required to) make the amount thereof available to the intended recipient on such date. If such Lender or the Borrowers, as the case may be, has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent for its account the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to, in the case of a Lender as recipient, the Federal Funds Rate or, in the case of the Borrowers as recipient, the Floating Rate.

              2.9 Time, Place, and Method of Payments. All payments required pursuant to this Agreement or the Notes shall be made without set-off or counterclaim in Dollars and in immediately available funds. All payments by the Borrowers shall be deemed received on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made to the Agent at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

             2.10 Pro Rata Treatment; Adjustments. (a) On the Business Day following the date on which the Loan Balance has been $12,500,000 for 30 consecutive days, DNB shall pay to Bank One twenty-five percent (25%) of the Loan Balance. Immediately following such payment, such portion of the Loan Balance shall be owing to DNB, and the Percentage Shares of the Lenders shall be adjusted as provided in clause (b) of the definition of the term "Percentage Shares."

                 (b) Except to the extent otherwise expressly provided herein,
(i) each borrowing pursuant to this Agreement shall be made from the Lenders pro rata in accordance with their Percentage Shares, (ii) each payment by the Borrowers of fees shall be made for the account of the Lenders pro rata in accordance with their respective Percentage Shares, (iii) each payment of principal of Loans shall be made for the account of the Lenders pro rata in accordance with their respective shares of the Loan Balance, and (iii) each payment of interest on Loans shall be made for the account of the Lenders pro rata in accordance with their respective shares of the aggregate amount of interest due and payable to the Lenders.

                 (c) The Agent shall distribute all payments with respect to the Obligations to the Lenders promptly upon receipt in like funds as received. In the event that any payments made hereunder by the Borrowers at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied (a) first, to fees and expenses due pursuant to the terms of this Agreement or any other Loan Document, (b) second, to accrued interest, (c) third, to the Loan Balance, and
(d) last, to any other Obligations.

                 (d) If any Lender (for purposes of this Section, a "benefitted Lender") shall at any time receive any payment of all or part of its portion of the Obligations, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections 7.1(e) or 7.1(f), or otherwise) in an amount greater than such Lender was entitled to receive pursuant to the terms hereof, such benefitted Lender shall purchase for cash from the other Lenders such portion of the Obligations of such other Lenders or shall provide such other Lenders with the benefits of any such Collateral or the proceeds thereof as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds with each of the Lenders according to the terms hereof. If all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded and the purchase price and benefits returned by such Lender, to the extent of such recovery, but without interest. Each Borrower agrees that each such Lender so purchasing a portion of the Obligations of another Lender may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. If any Lender ever receives, by voluntary payment, exercise of rights of set-off or banker's lien, counterclaim, cross-action or otherwise, any funds of either Borrower to be applied to the Obligations, or receives any proceeds by realization on or with respect to any Collateral, all such funds and proceeds shall be immediately forwarded to the Agent for distribution in accordance with the terms of this Agreement.

             2.11 Borrowing Base Determinations. (a) The Borrowing Base, at any time, shall be the sum of the following; provided, however, the sum of clauses (ii) and (iii) below shall never exceed $1,000,000:

                      (i)         the Reserve Value then in effect,

                      (ii) an amount equal to 80% of the aggregate amount of Eligible Joint Interest Accounts at such time as determined by the Lenders pursuant to the terms hereof,

                      (iii) an amount equal to 50% of the net book value of Eligible Equipment at such time as determined by the Lenders pursuant to the terms hereof, and

                      (iv) an amount determined by the Lenders in their sole discretion to be supported by their estimate of the projected future net operating income of PEC at such time.

                 (b) The Borrowing Base as of the Closing Date is acknowledged by the Borrowers and the Lenders to be $12,500,000. The Reserve Value as of the Closing Date is acknowledged by the Borrowers and the Lenders to be $4,375,000. The Borrowing Base and the Reserve Value shall be redetermined semi-annually in the normal course of business of the Lenders following the receipt by the Lenders of Reserve Reports and upon the basis of the Borrowing Base Reports, Reserve Reports, Receivables Reports, other information supplied by the Borrowers in compliance with the provisions of this Agreement, and all other information available to the Lenders. Notwithstanding the foregoing, the Lenders may at their discretion make redeterminations of the Borrowing Base and the Reserve Value at any time and from time to time, including, without limitation, upon the occurrence of any sale, transfer, release or other disposition or loss or relinquishment of any Collateral by any Loan Party; provided, however, that nothing in this provision shall be deemed to authorize any sale of Property prohibited pursuant to this Agreement or any other Loan Document.

                 (c) The Borrowing Base shall represent the determination by the Lenders, in accordance with the applicable definitions and provisions herein contained and their customary lending practices for loans of this nature, of the value, for loan purposes, of the Mortgaged Property, the Eligible Equipment, and the Eligible Joint Interest Accounts, together with the amount determined by the Lenders pursuant to subsection (a)(iv) of this Section. Furthermore, the Borrowers acknowledge that the determination of the Borrowing Base contains an equity cushion (such that market value should always be in excess of loan value), which is acknowledged by the Borrowers to be essential for the adequate protection of the Lenders.

                 (d) Upon each determination of the Borrowing Base and/or the Reserve Value, the Agent shall notify the Borrowers orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base and/or Reserve Value so communicated to the Borrowers shall become effective upon such oral notification and shall remain in effect until the next subsequent determination of the Borrowing Base and/or Reserve Value.

             2.12 Mandatory Prepayments. If at any time the sum of the Loan Balance and the L/C Exposure exceeds the lesser of the Maximum Commitment Amount or the Borrowing Base then in effect, the Borrowers shall, within 15 Business Days of notice from the Agent of such occurrence, (a) prepay, or make arrangements acceptable to the Lenders for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional collateral, of character and value satisfactory to the Lenders in their sole discretion, to secure the Obligations by the execution and delivery to the Agent of security instruments in form and substance satisfactory to the Agent, or (c) effect any combination of the alternatives described in clauses (a) and
(b) of this Section and acceptable to the Lenders in their discretion. In the event that a mandatory prepayment is required under this Section and the Loan Balance is less than the amount required to be prepaid, the Borrowers shall repay the entire Loan Balance and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrowers or otherwise to the satisfaction of the Agent, deposit with the Agent, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure minus the lesser of the Maximum Commitment Amount or the Borrowing Base. The cash deposited with the Agent in satisfaction of the requirement provided in this Section may be invested, at the sole discretion of the Agent and then only at the express direction of the Borrowers as to investment vehicle and maturity (which shall be no later than the latest expiry date of any then outstanding Letter of Credit), for the account of the Borrowers in cash or cash equivalent investments offered by or through the Agent.

             2.13         Voluntary Prepayments and Conversions of Loans.
Subject to applicable provisions of this Agreement, the Borrowers shall have the right at any time or from time to time to prepay Loans and to convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; provided, however, that (a) the Borrowers shall give the Agent notice of each such prepayment or conversion of all or any portion of a LIBO Rate Loan no less than three Business Days prior to prepayment or conversion, (b) any LIBO Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan, (c) each prepayment shall be in an amount not less than $100,000 or incremental amounts of $50,000 in excess thereof or the Loan Balance, (d) the Borrowers shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (e) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.

             2.14 Commitment Fee; Reduction of Commitment Amount. To compensate the Lenders for maintaining funds available, the Borrowers shall pay to the Agent for the account of the Lenders a fee in the amount of one-half of one percent (1/2%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment. Such accrued commitment fees shall be payable on the first day of July, 1995, the first day of each third calendar month thereafter during the Commitment Period, and on the Commitment Termination Date. The Borrowers may, with 30 days' written notice to the Agent, reduce the Commitment Amounts pro rata, and subsequent thereto, provided that no Default or Event of Default has occurred and is continuing, with five days' written notice to the Agent and the payment of all fees due under this Section which would have accrued but for such reduction, increase the Commitment Amounts to their original amounts.

             2.15 Engineering Fee. To compensate the Lenders for the costs of evaluating the Mortgaged Properties and reviewing the Reserve Reports, the Borrowers shall pay to the Agent for the account of the Lenders on the date of each redetermination of the Reserve Value, an engineering fee in the amount of $5,000.

             2.16 Facility Fee. To compensate the Lenders for the costs of the extension of credit hereunder, the Borrowers shall pay to Bank One on the Closing Date a facility fee in the amount of $33,645 and shall pay to DNB on the Closing Date a facility fee in the amount of $11,215, and shall pay to the Agent for the account of the Lenders, on the date of any increase in the Borrowing Base to an amount exceeding $12,500,000, a fee in the amount of one percent (1%) of the amount by which the revised Borrowing Base exceeds $12,500,000.

             2.17 Letter of Credit Fee. The Borrowers shall pay to the Agent for the account of the Lenders, on the date of the issuance or renewal of each Letter of Credit, a fee in the amount of one percent (1%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the face amount of such Letter of Credit for the period beginning on the date on which such Letter of Credit is issued or renewed and ending on the earlier of the stated expiry date of such Letter of Credit or the first anniversary of such date of issuance or renewal. On the first anniversary of the date of issuance or renewal of each Letter of Credit, the Borrowers shall pay to the Agent for the account of the Lenders a fee in the amount of one percent (1%) per annum, calculated as set forth above, on the face amount of such Letter of Credit for the remaining term, if any, of such Letter of Credit. The Borrowers shall pay to the Agent for its own account as the issuer of each Letter of Credit, on the date of issuance or renewal of each Letter of Credit, an issuing fee of $400. The Borrowers also agree to pay on demand to the Agent for its own account as the issuer of the Letters of Credit its customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit.

             2.18 Loans to Satisfy Obligations of Borrowers. The Lenders may, but shall not be obligated to, make Loans for the benefit of the Borrowers and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrowers contained in this Agreement or any other Loan Document. Such Loans shall be evidenced by the Notes, shall bear interest at the Default Rate, and shall be payable upon demand.

             2.19 Security Interest in Accounts; Right of Offset. As security for the payment and performance of the Obligations, each Borrower hereby transfers, assigns, and pledges to the Agent and each Lender and grants to the Agent and each Lender a security interest in all funds of such Borrower now or hereafter or from time to time on deposit with the Agent or such Lender, with such interest of the Agent and the Lenders to be retransferred, reassigned, and/or released at the reasonable expense of such Borrower upon payment in full and complete performance of all Obligations and the termination of the Commitment. All remedies as secured party or assignee of such funds shall be exercisable by the Agent and each Lender with the verbal consent (confirmed promptly in writing) of the Lenders upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, each Borrower hereby grants to the Agent and each Lender the right, exercisable at such time as any Event of Default shall occur, of offset or banker's lien against all funds of such Borrower now or hereafter or from time to time on deposit with the Agent or such Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

             2.20 General Provisions Relating to Interest. (a) It is the intention of the parties hereto to comply strictly with all applicable usury laws. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Article 5069-1.04, Vernon's Texas Civil Statutes, as amended, the Borrowers agree that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in such Article, provided that the Agent and the Lenders may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws, if greater.

                 (b) Notwithstanding anything herein or in the Notes to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Notes shall be the Highest Lawful Rate, and the obligation, if any, of the Borrowers for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Agent and each Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that such Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Agent and such Lender but for the effect of such Limitation Period.

                 (c) If, under any circumstances, the aggregate amounts paid on the Notes or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrowers stipulate that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws, the result of mathematical error on the part of the Borrowers, the Agent, and the Lenders; and the party receiving such excess shall refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by such party or notice thereof from the Borrowers. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lenders or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Agent and the Lenders on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrowers.

                 (d) All sums paid, or agreed to be paid, to the Lenders for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

             2.21 Obligations Absolute. Subject to the further provisions of this Section, the Obligations of the Borrowers under this Article shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim, or defense to payment or performance which the Borrowers may have or have had against the Agent, any Lender, or any beneficiary of any Letter of Credit. The Borrowers agree that none of the Agent or the Lenders shall be responsible for, nor shall the Obligations be affected by, among other things, (a) the validity or genuineness of documents or any endorsements thereon presented in connection with any Letter of Credit, even if such documents shall in fact prove to be in any and all respects invalid, fraudulent or forged, AND EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER, so long as the Agent, as the issuer of such Letter of Credit, has no actual knowledge of any such invalidity, lack of genuineness, fraud, or forgery prior to the presentment for payment of a corresponding Letter of Credit or any draft thereunder; provided, however, with respect to the preceding matters in this Section, the Agent, as the issuer of the Letters of Credit, agrees to exercise ordinary care in examining each document required to be presented pursuant to each Letter of Credit to ascertain that each such document appears on its face to comply with the terms thereof, or (b) any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which any Letter of Credit may be transferred, or any claims whatsoever of the Borrowers against any beneficiary of any Letter of Credit or any such transferee, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER; provided, in all respects, that the Agent, as the issuer of Letters of Credit, shall be liable to the Borrowers to the extent, but only to the extent, of any direct, as opposed to consequential or punitive, damages suffered by the Borrowers as a result of the willful misconduct or gross negligence of the Agent as the issuer of Letters of Credit in determining whether documents presented under a Letter of Credit complied with the terms of such Letter of Credit that resulted in either a wrongful payment under such Letter of Credit or a wrongful dishonor of a claim or draft properly presented under such Letter of Credit. In the absence of gross negligence or willful misconduct by the Agent as the issuer of Letters of Credit, the Agent shall not be liable for any error, omission, interruption or delay, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT, in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Agent, the Lenders, and the Borrowers agree that any action taken or omitted by the Agent, as issuer of any Letter of Credit, under or in connection with any Letter of Credit or the related drafts or documents, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER, if done in the absence of gross negligence or willful misconduct, shall be binding as among the Agent, as issuer of such Letter of Credit or otherwise, the Lenders, and the Borrowers and shall not put the Agent, as issuer of such Letter of Credit or otherwise, or any Lender under any liability to the Borrowers.

             2.22 Yield Protection. (a) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrowers shall pay to the Agent and each Lender from time to time such amounts as the Agent or such Lender may determine are necessary to compensate it for any Additional Costs incurred by the Agent or such Lender.

                 (b) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrowers shall pay to each Lender from time to time on request such amounts as such Lender may determine are necessary to compensate such Lender for any costs attributable to the maintenance by such Lender (or any Applicable Lending Office), pursuant to any Regulatory Change, of capital in respect of its Commitment, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office) to a level below that which such Lender (or any Applicable Lending Office) could have achieved but for such Regulatory Change.

                 (c) Without limiting the effect of the other provisions of this Section (but without duplication), in the event that any Requirement of Law or Regulatory Change or the compliance by the Agent or any Lender therewith shall (i) impose, modify, or hold applicable any reserve, special deposit, or similar requirement against any Letter of Credit or obligation to issue Letters of Credit, or (ii) impose upon the Agent or such Lender any other condition regarding any Letter of Credit or obligation to issue Letters of Credit, and the result of any such event shall be to increase the cost to the Agent or such Lender of issuing or maintaining any Letter of Credit or obligation to issue Letters of Credit or any liability with respect to Letter of Credit Payments, or to reduce any amount receivable in connection therewith, then upon demand by the Agent or such Lender, as the case may be, the Borrowers shall pay to the Agent or such Lender, from time to time as specified by the Agent or such Lender, additional amounts which shall be sufficient to compensate the Agent or such Lender for such increased cost or reduced amount receivable.

                 (d) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrowers shall pay to the Agent and each Lender such amounts as shall be sufficient in the reasonable opinion of the Agent and such Lender to compensate them for any loss, cost, or expense incurred by and as a result of:

                      (i) any payment, prepayment, or conversion by the Borrowers of a LIBO Rate Loan on a date other than the last day of an Interest Period for such Loan; or

                      (ii) any failure by the Borrowers to borrow a LIBO Rate Loan on the date for such borrowing specified in the relevant Borrowing Request;

such compensation to include, without limitation, with respect to any LIBO Rate Loan, an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid, converted, or not borrowed for the period from the date of such payment, prepayment, conversion, or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such Loan provided for herein over (B) the interest component of the amount the Agent or such Lender would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period, as reasonably determined by the Agent or such Lender.

                 (e) Determinations by the Agent or any Lender for purposes of this Section of the effect of any Regulatory Change on capital maintained, its costs or rate of return, maintaining Loans, issuing Letters of Credit, its obligation to make Loans and issue Letters of Credit, or on amounts receivable by it in respect of Loans, Letters of Credit, or such obligations, and the additional amounts required to compensate the Agent and such Lender under this Section shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis. The Agent or the relevant Lender shall furnish the Borrowers with a certificate setting forth in reasonable detail the basis and amount of increased costs incurred or reduced amounts receivable as a result of any such event, and the statements set forth therein shall be conclusive, absent manifest error. The Agent or the relevant Lender shall (i) notify the Borrowers, as promptly as practicable after the Agent or such Lender obtains knowledge of any Additional Costs or other sums payable pursuant to this Section and determines to request compensation therefor, of any event occurring after the Closing Date which will entitle the Agent or such Lender to compensation pursuant to this Section; and
(ii) designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for or reduce the amount of such compensation and will not, in the sole opinion of the Agent or such Lender, be disadvantageous to the Agent or such Lender. If any Lender requests compensation from the Borrowers under this Section, the Borrowers may, after payment of all compensation then accrued and by notice to the Agent and such Lender, require that the Loans by such Lender of the type with respect to which such compensation is requested be converted into Floating Rate Loans in accordance with Section 2.13. Any compensation requested by the Agent or any Lender pursuant to this Section shall be due and payable within five days of delivery of any such notice to the Borrowers.

             2.23 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make LIBO Rate Loans, or (b) maintain LIBO Rate Loans, then such Lender shall promptly notify the Agent and the Borrowers thereof. The obligation of such Lender to make LIBO Rate Loans and convert Floating Rate Loans into LIBO Rate Loans shall then be suspended until such time as such Lender may again make and maintain LIBO Rate Loans, and the outstanding LIBO Rate Loans of such Lender shall be converted into Floating Rate Loans in accordance with Section 2.13.

             2.24 Taxes. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority on the basis of any change after the date hereof in any applicable treaty, law, rule, guideline or regulations or in the interpretation or administration thereof, excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's lending office is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any other Loan Document, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter, the Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of all Obligations.

                 (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that, prior to the first date on which any payment is due to it hereunder, it will, to the extent it may lawfully do so, deliver to the Borrowers and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Note payable to it, without deduction or withholding of any United States federal income taxes. At the written request of the Borrowers, each Lender which delivers to the Borrowers and the Agent a Form 1001 or 4224 pursuant to the preceding sentence further undertakes to deliver to the Borrowers and the Agent two further copies of such Form 1001 or 4224, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers, certifying in the case of Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrowers that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

             2.25 Replacement Lenders. (a) If any Lender has notified the Borrowers of its incurring additional costs under Section 2.22 or has required the Borrowers to make payments for Taxes under Section 2.24, the Borrowers may, unless such Lender has notified the Borrowers that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of any Lender (other than the Agent) (the "Terminated Lender") at any time upon five Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "Notice of Termination").

                 (b) In order to effect the termination of the Commitment of the Terminated Lender, the Borrowers shall (i) obtain an agreement with one or more Lenders to increase their Commitments and/or (ii) request any one or more other banking institutions to become a "Lender" in place and instead of such Terminated Lender and agree to accept a Commitment; provided, however, that such one or more other banking institutions are reasonably acceptable to the Agent and become parties by executing an Assignment Agreement (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Commitment Amounts of the Replacement Lenders under clauses (i) and (ii) above equal the Commitment Amount of the Terminated Lender.

                 (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Termination Date"), the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment, and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

                 (d) On the Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment Agreement assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders its Loan (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Note, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and fees accrued and unpaid to the Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of
Section 9.1(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 9.1(b). To the extent not in conflict, the terms of
Section 9.1(b) shall supplement the provisions of this Section.

             2.26 Regulatory Change. In the event that by reason of any Regulatory Change or any other circumstance arising after the Closing Date affecting any Lender, such Lender (a) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on any LIBO Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any LIBO Rate Loan, or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of such Lender with notice to the Agent and the Borrowers, the obligation of such Lender to make LIBO Rate Loans and to convert Floating Rate Loans into LIBO Rate Loans shall be suspended until such time as such Regulatory Change or other circumstance ceases to be in effect, and all such outstanding LIBO Rate Loans shall be converted into Floating Rate Loans in accordance with Section 2.13.

             2.27 Letters in Lieu of Transfer Orders. The Agent agrees that none of the letters in lieu of transfer or division orders previously provided by the Borrowers or subsequently provided pursuant to Section 5.9 will be sent to the addressees thereof prior to the occurrence of an Event of Default, at which time the Agent may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters.

             2.28 Power of Attorney. Each Borrower hereby designates the Agent as its agent and attorney-in- fact, to act in its name, place, and stead for the purpose of completing and, upon the occurrence of an Event of Default, delivering any and all of the letters in lieu of transfer orders currently held by the Agent or subsequently delivered by such Borrower pursuant to Section 5.9, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. Each Borrower hereby ratifies and confirms all that the Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Agent in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on the Agent by this appointment are solely to protect the interests of the Agent and the Lenders under the Loan Documents and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrowers or any other Person for any act or failure to act with respect to such powers, EVEN IF DUE TO THE NEGLIGENCE (WHETHER SOLE OR CONCURRENT) OF THE AGENT, except for gross negligence or willful misconduct.

             2.29 Automatic Debit Authority. Each Borrower hereby grants to Bank One the authority, without any obligation or liability to any Person, including, without limitation, such Borrower, to automatically debit from the operating accounts of such Borrower maintained at Bank One any and all payments due to the Agent or any Lender hereunder or under any other Loan Document.

             2.30 Joint and Several Liability. The liability of the Borrowers for the Obligations shall be joint and several.


                                  ARTICLE III

                                   CONDITIONS

              3.1 Conditions Precedent to Initial Loan. The Lenders shall have no obligation to make the initial Loan unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Agent or its counsel of the title of the Borrowers to their respective Oil and Gas Properties, shall be satisfactory to the Agent, and the Agent shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrowers, all in form and substance satisfactory to the Agent and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Agent:

                 (a) multiple counterparts of this Agreement, as requested by the Agent;

                 (b)      the Notes;

                 (c) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of each Borrower, accompanied by a certificate issued by the secretary or an assistant secretary of such Borrower, to the effect that each such copy is correct and complete;

                 (d) certificates of incumbency and signatures of all officers of each Borrower who are authorized to execute Loan Documents on behalf of such

         Borrower, each such certificate being executed by the secretary or an assistant secretary of such Borrower;

                 (e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of each Borrower, accompanied by certificates of the secretary or an assistant secretary of such Borrower, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of such Borrower and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

                 (f) multiple counterparts, as requested by the Agent, of the following Security Instruments ratifying, amending, and/or restating the Existing Security Instruments and otherwise establishing Liens in favor of the Agent in and to the Collateral:

                      (i) Second Amendment to Security Agreement instruments from each Loan Party other than SOCC, together with constituent amendments to financing statements;

                      (ii) Ratification of and Amendment to Mortgage, Collateral Real Estate Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production from PEC;

                      (iii) Ratification of and Amendment to Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production from PEC and PEMC;

                      (iv) Amendments to Financing Statements constituent to the documents described in
                                  (ii) and (iii) above; and

                      (v) Security Agreement from SOCC, together with constituent financing statements;

                 (g) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of each Loan Party in its jurisdiction of incorporation and in any other jurisdictions where it does business;

                 (h) results of searches in the name of each Borrower and POC of the Uniform Commercial Code Records of the Secretary of State of the States of

         Colorado, Connecticut, Kansas, Louisiana, Mississippi, Montana, New Mexico, Oklahoma, Texas, West Virginia, and Wyoming, and in the name of EOWSC of the Uniform Commercial Code Records of the Secretary of State of the States of Connecticut, Oklahoma, Texas, and West Virginia, and in the name of SOCC of the Uniform Commercial Code Records of the Secretary of State of the States of Connecticut, Oklahoma, and Texas, in each case from a source acceptable to the Agent and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of Bank One or the Agent;

                 (i) confirmation, acceptable to the Agent, of the title of the Borrowers to their respective Mortgaged Properties, free and clear of Liens other than Permitted Liens;

                 (j) the opinion of James F. Gilbert, corporate counsel to the Loan Parties, in the form attached hereto as Exhibit VII, with such changes thereto as may be approved by the Agent; and

                 (k) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Agent or any Lender may reasonably request.

              3.2 Conditions Precedent to Each Loan. The obligations of the Lenders to make each Loan are subject to the satisfaction of the following additional conditions precedent:

                 (a) the Borrowers shall have delivered to the Agent a Borrowing Request and a Compliance Certificate at least the requisite time prior to the requested date for the relevant Loan; and each statement or certification made in such Borrowing Request and Compliance Certificate shall be true and correct in all material respects on the requested date for such Loan;

                 (b) no Default or Event of Default shall exist or will occur as a result of the making of the requested Loan;

                 (c) if requested by the Agent or any Lender, the Borrowers shall have delivered evidence satisfactory to the Agent or such Lender substantiating any of the matters contained in this Agreement which are necessary to enable the Borrowers to qualify for such Loan;

                 (d) the Agent shall have received, reviewed, and approved such additional documents and items as described in Section 3.1 as may be requested by the Agent with respect to such Loan;

                 (e)      no Material Adverse Effect shall have occurred;

                 (f) each of the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct and shall be deemed to be repeated by the Borrowers as if made on the requested date for such Loan;

                 (g) all of the Security Instruments shall be in full force and effect and provide to the Lenders the security intended thereby;

                 (h) neither the consummation of the transactions contemplated hereby nor the making of such Loan shall contravene, violate, or conflict with any Requirement of Law;

                 (i) each Loan Party shall hold full legal title to the Collateral pledged by such entity and be the sole beneficial owner thereof;

                 (j) the Agent and each Lender shall have received the payment of all fees payable by the Borrowers hereunder and the Agent shall have received reimbursement from the Borrowers, or special legal counsel for the Agent shall have received payment from the Borrowers, for (i) all reasonable fees and expenses of counsel to the Agent for which the Borrowers are responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan; and

                 (k) all matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to the Agent and each Lender.

              3.3 Conditions Precedent to Issuance of Letters of Credit. The obligation of the Agent, as the issuer of the Letters of Credit, to issue, renew, or extend any Letter of Credit is subject to the satisfaction of the following additional conditions precedent:

                 (a) the Borrowers shall have delivered to the Agent a written (or oral, confirmed promptly in writing) request for the issuance, renewal, or extension of a Letter of Credit at least three Business Days prior to the requested issuance, renewal, or extension date and a Letter of Credit Application at least one Business Day prior to the requested issuance date; and each statement or certification made in such Letter of Credit Application shall be true and correct in all material respects on the requested date for the issuance of such Letter of Credit;

                 (b) no Default or Event of Default shall exist or will occur as a result of the issuance, renewal, or extension of such Letter of Credit; and

                 (c) the terms, provisions, and beneficiary of the Letter of Credit or such renewal or extension shall be satisfactory to the Agent, as the issuer of the Letters of Credit, in its sole discretion.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 To induce the Agent and the Lenders to enter into this Agreement and to extend credit to the Borrowers, the Borrowers represent and warrant to the Agent and each Lender (which representations and warranties shall survive the delivery of the Notes) that:

              4.1 Due Authorization. The execution and delivery by the Borrowers of this Agreement and the borrowings hereunder, the execution and delivery by the Borrowers of the Notes and the other Loan Documents, the repayment of the Notes and interest and fees provided for in the Notes and this Agreement, and the performance of all obligations of the Borrowers under the Loan Documents are within the power of the Borrowers, have been duly authorized by all necessary corporate action by the Borrowers, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law or the articles or certificate of incorporation, bylaws, or other organizational or governing documents of the Borrowers, (c) contravene or conflict with any indenture, instrument, or other agreement to which either Borrower is a party or by which its Property may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of either Borrower under any such indenture, instrument, or other agreement, other than the Loan Documents.

              4.2 Corporate Existence. Each Borrower is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same. The addresses of all places of business of the Borrowers are as set forth in Exhibit VIII. Except for the change in name from KRM Petroleum Corporation to PrimeEnergy Corporation and the change in name from Sterling Drilling and Production Company to PrimeEnergy Management Corporation, neither Borrower nor any predecessor to either Borrower has changed its name or been the surviving corporation in a merger.

              4.3 Valid and Binding Obligations. All Loan Documents to which either Borrower is a party, when duly executed and delivered by such Borrower, will be the legal, valid, and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms (subject to any Debtor Relief Laws)

              4.4 Security Instruments. The provisions of each Security Instrument executed by either Borrower are effective to create in favor of the Agent, a legal, valid, and enforceable Lien in all right, title, and interest of such Borrower in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of such Borrower in the Collateral described therein, subject only to Permitted Liens.

              4.5 Title to Assets. Each Borrower has good and indefeasible title to all of its Collateral and all other material real Property and good and marketable title to all of its other Property, free and clear of all Liens except Permitted Liens.

              4.6 Scope and Accuracy of Financial Statements. The Financial Statements of the Borrowers as of September 30, 1994, present fairly the financial position and results of operations and cash flows of the Borrowers in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since September 30, 1994, which could reasonably be expected to have a Material Adverse Effect.

              4.7 No Material Misstatements. No information, exhibit, statement, or report furnished to the Lenders by or at the direction of either Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

              4.8 Liabilities, Litigation, and Restrictions. Other than as listed under the heading "Liabilities" on Exhibit VIII attached hereto, neither Borrower has any material liabilities of any nature, direct, or contingent. Neither Borrower is in default with respect to any liabilities. Except as set forth under the heading "Litigation" on Exhibit VIII hereto, no Litigation affecting either Borrower or any Property of either Borrower is pending before any Governmental Authority or, to the knowledge of either Borrower, threatened against or affecting either Borrower that would in the aggregate involve the payment of $250,000 or more or which could reasonably be expected to result in any Material Adverse Effect. To the best knowledge of each Borrower, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of such Borrower or the ownership and operation of such Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by such Borrower.

              4.9 Authorizations; Consents. No authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrowers of the Loan Documents or any instrument contemplated hereby or thereby, the repayment by the Borrowers of the Notes and interest and fees provided in the Notes or the other Loan Documents, or the performance by the Borrowers of the Obligations.

             4.10 Compliance with Laws. Neither the business nor any of the activities of the Borrowers as presently conducted violates any applicable Requirement of Law (including, without limitation, any Environmental
Law), the result of which violation could have a Material Adverse Effect. Each Borrower possesses all licenses, approvals, registrations, permits and other authorizations necessary to enable it to carry on its business in all material respects. All such licenses, approvals, registrations, permits and other authorizations are in full force and effect, and neither Borrower has reason to believe that it will be unable to obtain the renewal of any such licenses, approvals, registrations, permits and other authorizations in due course.

             4.11 ERISA. Since the effective date of ERISA, no Reportable Event or Prohibited Transaction has occurred with respect to any Plan. Each Plan established or maintained by the Borrowers meets the minimum funding standards of Section 302 of ERISA and otherwise is in compliance with all applicable provisions of ERISA. The Borrowers have filed all reports required by ERISA and required to be filed with respect to each Plan. Neither Borrower has knowledge of any event that could result in any material liability of such Borrower to the PBGC. The Borrowers have met all requirements with respect to funding the Plans imposed by ERISA or the PBGC. Since the effective date of Title IV of ERISA, there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances that would cause the lien provided under Section 4068 of ERISA to attach to any Property of either Borrower. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement and shall not be permitted to do so hereafter. No Borrower or Commonly Controlled Entity (a) contributes to, or has an obligation to contribute to, and has heretofore contributed to, or had an obligation to contribute to, any Multiemployer Plan, (b) will, during the term of this Agreement, assume an obligation, or acquire any entity or the assets of any entity which has at any time had an obligation, to contribute to any Multiemployer Plan.

             4.12 Environmental Laws. To the best knowledge and belief of the Borrowers, except as would not have a Material Adverse Effect, or as described on Exhibit VIII under the heading "Environmental Matters:"

                 (a) no Property of any Loan Party or Property for which any Loan Party serves as operator is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

                 (b) no Hazardous Substances have been generated, transported, and/or disposed of by any Loan Party at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

                 (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by any Loan Party or from, affecting, or related to any Property of any Loan Party, any Property for which any Loan Party serves as operator, or any Property adjacent to any Property of any Loan Party or any Property for which any Loan Party serves as operator has occurred; and

                 (d) no Environmental Complaint has been received by any Loan Party.

             4.13 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

             4.14 Investment Company Act Compliance. Neither Borrower is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             4.15         Public Utility Holding Company Act Compliance.
Neither Borrower is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

             4.16         Proper Filing of Tax Returns; Payment of Taxes Due.
Each Borrower has duly and properly filed its United States income tax return and all other tax returns which are required to be filed and has paid all taxes due except such as are being Contested in Good Faith. The respective charges and reserves on the books of the Borrowers with respect to taxes and other governmental charges are adequate and neither Borrower has knowledge of any deficiency or additional assessment in a material amount in connection with any taxes or other governmental charges not provided for on its books.

             4.17 Refunds. Except as described on Exhibit VIII under the heading "Refunds," no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any other Governmental Authority exist which could result in either Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

             4.18 Gas Contracts. Except as described on Exhibit VIII under the heading "Gas Contracts," neither Borrower (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, and (b) has produced gas, in any material amount, subject to, and neither such Borrower nor any of the Mortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which such Borrower has established monetary reserves adequate in amount to satisfy such obligations and has segregated such reserves from other accounts.

             4.19 Intellectual Property. Each Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and such Borrower knows of no valid basis for any such claim. The use of such Intellectual Property by such Borrower does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of such Borrower.

             4.20 Casualties or Taking of Property. Except as disclosed on Exhibit VIII under the heading "Casualties," since September 30, 1994, neither the business nor any Property of either Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

             4.21 Chief Executive Officers of Borrowers. The principal place of business and chief executive office of the Borrowers are at the address set forth on the signature pages hereof for such Borrower or at such other location as the Borrowers may have, by proper written notice hereunder, advised the Agent, provided that such other location is within a state in which appropriate financing statements from the relevant Borrower in favor of the Agent have been filed.

             4.22 Subsidiaries. The Borrowers have no Subsidiaries except those described on Exhibit VIII under the heading "Subsidiaries".


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                 So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrowers shall:

              5.1 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all their transactions so that at any time, and from time to time, their true and complete financial condition may be readily determined, and promptly following the reasonable request of the Agent or any Lender, make such records available for inspection by the Agent or any Lender and allow the Agent or any Lender to make and take away copies thereof.

              5.2 Quarterly Unaudited Financial Statements; Quarterly Receivables Reports; Monthly Borrowing Base Reports. (a) Deliver to the Agent and each Lender, as soon as available but in no event later than 60 days after the end of each of the first three fiscal quarters of the fiscal year of PEC, the unaudited consolidated Financial Statements of PEC and its Subsidiaries, as at the end of such period and from the beginning of such fiscal year to the end of such period, as applicable, and the unaudited consolidating Financial Statements of PEC and its Subsidiaries from the beginning of such fiscal year to the end of such period, which Financial Statements shall be certified by the president or chief financial officer of PEC as being true and correct, subject to changes resulting from normal year-end audit adjustments.

                 (b) Deliver to the Agent and each Lender, as soon as available but in no event later than 30 days after the end of each fiscal quarter of PEC, a Receivables Reports. The first Receivables Report delivered hereunder shall contain addresses for each account debtor. Upon the request of the Agent, the Borrowers shall provide addresses of all new account debtors and all changes in address for account debtors.

                 (c) Deliver to the Agent and each Lender, on or before the 30th day after the close of each calendar month, a Borrowing Base Report.

              5.3 Annual Financial Statements. Deliver to the Agent and each Lender, as soon as available but in no event later than 120 days after the close of each fiscal year of PEC, a copy of the annual audited consolidated and unaudited consolidating Financial Statements of PEC and its Subsidiaries.

              5.4 Oil and Gas Reserve Reports. (a) Deliver to the Agent and each Lender no later than April 1 of each year during the term of this Agreement, engineering reports in form and substance meeting the requirements of the Securities and Exchange Commission for financial reporting purposes, prepared by any nationally- or regionally-recognized independent consulting petroleum engineers acceptable to the Agent as fairly and accurately setting forth (i) the proven and producing oil and gas reserves (separately classified as such) attributable to the Mortgaged Properties as of December 31 of the year for which such reserve reports are furnished, (ii) the aggregate present value, determined on the basis of stated pricing assumptions, of the future net income with respect to such Mortgaged Properties, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Loan Parties.

                 (b) Deliver to the Agent and each Lender no later than November 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent prepared by or under the supervision of the chief petroleum engineer of PEC evaluating the Mortgaged Properties as of June 30 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to
Section 5.4(a).

                 (c) Each of the reports provided pursuant to this Section shall be submitted to the Agent and each Lender together with additional data concerning pricing, quantities of production from the Mortgaged Properties, purchasers of production, and such other information and engineering and geological data with respect thereto as the Agent may reasonably request.

              5.5 Compliance Certificate. At the time of delivery of the Financial Statements pursuant to Sections 5.2 and 5.3 and with each Borrowing Base Report, deliver to the Agent and each Lender a Compliance Certificate.

              5.6         Security Instruments; Title Opinions; Title Defects.
Promptly upon the request of the Agent, (a) execute and deliver to the Agent Security Instruments in form and substance satisfactory to the Agent covering such Oil and Gas Properties of the Loan Parties as the Agent may request, (b) furnish to the Agent title opinions, in form and substance and by counsel satisfactory to the Agent, or other confirmation of title acceptable to the Agent, covering Oil and Gas Properties constituting not less than 80% of the value, determined by the Agent in its discretion, of the Mortgaged Properties, and (c) cure any title defect, material in the opinion of the Agent, in value, in the title of the Borrowers to any of its Mortgaged Properties and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Agent to do so.

              5.7 Notices of Certain Events. Deliver to the Agent and each Lender, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrowers and setting forth the relevant event or circumstance and the steps being taken by the Borrowers with respect to such event or circumstance:

                 (a)      any Default or Event of Default;

                 (b) any default or event of default under any contractual obligation of any Loan Party, or any Litigation or investigation between any Loan Party and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                 (c) any Litigation involving any Loan Party as a defendant or in which any Property of any Loan Party is subject to a claim and in which the amount involved is $250,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

                 (d) any Reportable Event or imminently expected Reportable Event with respect to any Plan; any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; the institution of proceedings or the taking of any other action by the PBGC, either Borrower or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; or any Prohibited Transaction in connection with any Plan or any trust created thereunder and the action being taken by the Internal Revenue Service with respect thereto;

                 (e) the receipt by any Loan Party of any Environmental Complaint or any formal request from any Governmental Authority or other Person for information (other than requirements for compliance reports) regarding any Release of Hazardous Substances by any Loan Party or from, affecting or related to any Property of any Loan Party or any Property for which any Loan Party serves as operator or adjacent to any Property of any Loan Party or any Property for which any Loan Party serves as operator which could reasonably be expected to have a Material Adverse Effect;

                 (f) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of any Loan Party or any Property for which any Party serves as operator or adjacent to any Property of any Loan Party or any Property for which any Loan Party serves as operator following any allegation of a violation of any Requirement of Law;

                 (g) any Release of Hazardous Substances by any Loan Party or from, affecting, or related to any Property of any Loan Party or any Property for which any Party serves as operator or adjacent to any Property of any Loan Party or any Property for which any Loan Party serves as operator except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

                 (h) the change in identity or address of any Person remitting to either Borrower proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property; and

                 (i) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

              5.8 Statement of Material Adverse Effect. Deliver to the Agent and each Lender, promptly upon any officer of either Borrower having knowledge of any Default, Event of Default or Material Adverse Effect, a statement of the president or chief financial officer of the Borrowers or other Responsible Officer of the Borrowers, setting forth the Default, Event of Default or Material Adverse Effect and the steps being taken by the Borrowers with respect thereto.

              5.9         Letters in Lieu of Transfer Orders; Division Orders.
Promptly upon request by the Agent at any time and from time to time, and without limitation on the rights of the Agent pursuant to Sections 2.27 and 2.28, execute such letters in lieu of transfer orders, and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Agent proceeds from or attributable to any Mortgaged Property.

             5.10 Additional Information. Furnish to the Agent and each Lender, promptly upon the request of the Agent or any Lender, such additional financial or other information concerning the assets, liabilities, operations, transactions, and projected future financial condition of the Loan Parties as the Agent or any Lender may from time to time request.

             5.11 Compliance with Laws and Payment of Taxes. Comply with all applicable Requirements of Law and pay all taxes, assessments, and governmental charges (including federal income taxes), claims for labor, supplies, rent, and other obligations which, if unpaid, might become a Lien against its Property, except any of the foregoing being Contested in Good Faith.

             5.12         Maintenance of Corporate Existence and Good Standing.
Maintain its corporate existence or qualification and good standing in its jurisdiction of incorporation and in all jurisdictions in which Collateral owned by the relevant Borrower is located.

             5.13 Payment of Notes; Performance of Obligations. Pay the Notes according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations.

             5.14 Further Assurances. Promptly cure any defects, errors, or omissions in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and upon notice, immediately execute, acknowledge, and deliver to the Agent such other assurances and instruments as shall, in the opinion of the Agent, be necessary to fulfill the terms of the Loan Documents.

             5.15 Fees and Expenses. (a) Upon request by the Agent, promptly pay all reasonable fees and expenses of the Agent in connection with the preparation, negotiation, syndication, execution, delivery, administration, and enforcement of this Agreement and the other Loan Documents and any amendments, restatements, or supplements thereto, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in the Loan Documents, including, without limitation, travel expenses and fees and expenses of legal counsel, auditors and accountants, petroleum engineers, and environmental and insurance consultants.

                 (b) Upon request by the Agent, promptly pay (to the fullest extent permitted by law) all amounts reasonably expended, advanced, or incurred by or on behalf of the Agent or any Lender to satisfy any obligation of the Borrowers under any of the Loan Documents; to collect the Obligations; to enforce the rights of the Agent and the Lenders under any of the Loan Documents; and to protect the Properties or business of the Borrowers, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrowers by the Agent and which amounts shall include, but not be limited to (i) all court costs, (ii) reasonable fees and expenses of legal counsel, auditors and accountants, petroleum engineers, and environmental and insurance consultants,
(iii) fees and expenses incurred in connection with the participation by the Agent and the Lenders as members of the creditors' committee in a case commenced under any Insolvency Proceeding, (iv) fees and expenses incurred in connection with lifting the automatic stay prescribed in Section 362 Title 11 of the United States Code, and (v) fees and expenses incurred in connection with any action pursuant to Section 1129 Title 11 of the United States Code all reasonably incurred by the Agent and the Lenders in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Default Rate, on each such amount from the date of notification to the Borrowers that the same was expended, advanced, or incurred by the Agent or any Lender until the date it is repaid to the Agent or such Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrowers and/or a trustee, receiver, custodian, or liquidator of any such party appointed in any such case.

             5.16 Operation of Oil and Gas Properties. Develop, maintain, and operate their Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards.

             5.17         Maintenance and Inspection of Tangible Property.
Maintain all of its tangible Property in good repair and working order and; make all necessary replacements thereof and operate such Property in a good and workmanlike manner; and permit any authorized representative of the Agent or any Lender to visit and inspect any tangible Property of the Borrowers.

             5.18 Maintenance of Insurance. Continue to maintain, or cause to be maintained, insurance with respect to the Properties and businesses of the Borrowers against such liabilities, casualties, risks, and contingencies and in amounts as is customary in the industry and furnish to the Agent, on the Closing Date and annually thereafter, certificates evidencing such insurance, with the Agent named as co-insured and loss payee.

             5.19 Compliance with ERISA. Furnish to the Agent and each Lender (i) promptly after the filing thereof with the United States Secretary of Labor or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (ii) immediately upon becoming aware of the occurrence of any Reportable Event, or of any Prohibited Transaction, in connection with any Plan or any trust created thereunder, a written notice from the Borrowers specifying the nature thereof, what action the Borrowers are taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. The Borrowers will fund all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect. The Borrowers will not during the term of this Agreement assume an obligation to contribute to any Multiemployer Plan. The Borrowers will not acquire any Person or the assets of any Person which has or has had at any time from and after January 2, 1974, an obligation to contribute to any Multiemployer Plan.

             5.20 Indemnification. INDEMNIFY AND HOLD HARMLESS THE AGENT AND EACH OF THE LENDERS AND THEIR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE AGENT OR THE LENDERS UNDER ANY SECURITY INSTRUMENT FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF ANY LOAN PARTY OR ANY PROPERTY FOR WHICH ANY LOAN

PARTY SERVES AS OPERATOR, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF ANY LOAN PARTY OR ANY PROPERTY FOR WHICH ANY LOAN PARTY SERVES AS OPERATOR, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY ANY LOAN PARTY OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF ANY LOAN PARTY OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF ANY LOAN PARTY OR ANY PROPERTY FOR WHICH ANY LOAN PARTY SERVES AS OPERATOR, (D) ANY CONTAMINATION OF NATURAL RESOURCES OR ANY PROPERTY OF ANY LOAN PARTY OR ANY PROPERTY FOR WHICH ANY LOAN PARTY SERVES AS OPERATOR ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY ANY LOAN PARTY OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF ANY LOAN PARTY WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH SUCH LOAN PARTY, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY OF A LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE AGENT OF A CLAIM OR DRAFT PRESENTED THEREUNDER, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE AGENT OR ANY LENDER OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE AGENT OR THE LENDERS UNDER ANY SECURITY INSTRUMENT BUT EXCLUDING ANY OF THE FOREGOING ARISING FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT ON THE PART OF THE AGENT OR ANY LENDER; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                 So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrowers will not:

              6.1 Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness or Swap Obligation; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured current accounts payable incurred in the ordinary course of business which are not overdue or are being Contested in Good Faith, (c) crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreements and futures contracts, in form and substance acceptable to the Lenders, provided that such agreements shall not be entered into with respect to Mortgaged Properties constituting more than 25% of the present value of estimated future net revenues, as determined by the Agent and the Lenders in their sole good faith discretion, of all proved developed producing Mortgaged Properties, (d) Indebtedness with respect to capitalized leases, the payments under which for any 12-month period shall not exceed $300,000 in the aggregate for both Borrowers, (e) Indebtedness with respect to payments to sellers of Oil and Gas Properties acquired subsequent to the date of this Agreement of a portion of the cash flow attributable to such Properties that is acceptable to the Agent and the Lenders in their sole good faith discretion, or (f) Indebtedness not exceeding $500,000 at any time outstanding incurred for the acquisition of field service equipment.

              6.2 Contingent Obligations. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, or (b) trade credit incurred or operating leases entered into in the ordinary course of business.

              6.3 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances to any Person, except (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business, (b) the outstanding loan in the amount of $400,000 to Alabama Shopping Center Associates, and (c) loans or advances to PrimeEnergy Asset and Income Fund L.P. A-1, PrimeEnergy Asset and Income Fund L.P. A-2, PrimeEnergy Asset and Income Fund L.P. A-3, PrimeEnergy Asset and Income Fund L.P. AA-1, PrimeEnergy Asset and Income Fund L.P. AA- 2, PrimeEnergy Asset and Income Fund L.P. AA-3, PrimeEnergy Asset and Income Fund L.P. AA-4, PrimeEnergy Asset and Income Trust A-1, PrimeEnergy Asset and Income Trust A-2 and any other oil and gas limited partnership for which either Borrower is the managing general partner and any business trust formed in the ordinary course of business of the Borrowers for which either Borrower is the managing trustee, provided that no default or event of default exists under any material contractual obligation of such partnership or trust.

              6.4 Liens. Create, incur, assume, or suffer to exist any Lien on any of their respective Properties, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

              6.5 Sales of Assets. Without the prior written consent of the Lenders, sell, transfer or otherwise dispose of, in one or any series of transactions within any 12-month period, assets, whether now owned or hereafter acquired, the book value of which exceeds $250,000 in the aggregate for both Borrowers, or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to the sale of hydrocarbons or inventory in the ordinary course of business or the sale or other disposition of Property destroyed, lost, worn out, damaged or having only salvage value or no longer used or useful in the business of either Borrower.

              6.6 Payment of Accounts Payable. Allow any account payable by either Borrower to remain unpaid more than 60 days after its due date, except such as are being Contested in Good Faith.

              6.7 Investments. Make Investments in or purchase or otherwise acquire all or substantially all of the assets of any Person, or any shares of stock of, or similar interest in, any other Person; provided, however, the foregoing restriction shall not apply to the purchase or acquisition of (a) Oil and Gas Properties, (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Agent, (c) money-market funds of a degree of creditworthiness acceptable to the Agent and the Lenders, (d) crude oil, natural gas or other hydrocarbons swap agreements and futures contracts, in form and substance acceptable to the Agent and the Lenders, or (e) Investments in oil and gas limited partnerships, business trusts and other similar entities in the ordinary course of business of the Borrowers and the purchase of interests of other Persons in such partnerships, trusts and other entities.

              6.8 Dividends and Distributions. Declare, pay, or make, whether in cash or other Property, any dividend or distribution on any share of any class of the capital stock of either Borrower, or purchase, redeem, or otherwise acquire for value any share of any class of capital stock of either Borrower other than the purchase of the capital stock of PEC for an amount not exceeding $750,000 in any fiscal year provided that no Default or Event of Default exists or will occur as the result of such purchase and provided further that the Lender has received written notice of any such purchase for an amount exceeding $100,000.

              6.9 Changes in Corporate Structure. Issue or agree to issue additional shares of capital stock, in one or any series of transactions except for the issuance of not more than

936,500 shares of common stock of PEC pursuant to options existing as of the date hereof or which may be granted pursuant to the employee stock ownership plan of the Borrowers, or consolidate or merge with or purchase (for cash or securities) all or a substantial part of the assets or capital stock of any corporation, firm, association or enterprise, or allow any such entity to be merged into either Borrower.

             6.10 Cancellation of Insurance. Allow any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal thereof.

             6.11 Transactions with Affiliates. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of their Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

             6.12 Lines of Business. Engage in any business differing materially from its existing business.

             6.13 Current Ratio. Permit the ratio of total Current Assets to total Current Liabilities excluding Indebtedness to the Lenders to be less than 1.00 to 1.00.

             6.14 Tangible Net Worth. Permit Tangible Net Worth to be less than $7,000,000, adjusted for Property acquisitions, plus an amount equal to 75% of positive net income from operations for each fiscal quarter ending on or after March 31, 1995.

             6.15 Debt Coverage Ratio. Permit, at any time, the ratio of Consolidated Cash Flow for the preceding four fiscal quarters of PEC to one-fourth of the monthly average (determined as of the last day of each calendar month) or, if materially greater as a result of payments made shortly before the last day of a calendar month and reborrowings made soon after the beginning of the next calendar month, the daily average, of Consolidated Debt for such preceding four fiscal quarters, to be less than 1.25 to 1.00.

             6.16 Interest Coverage Ratio. Permit, at the end of any fiscal quarter of PEC, the ratio of Operating Cash Flow to Interest Expense to be less than 2.50 to 1.00.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

              7.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default:

                 (a) the Borrowers shall fail to pay when due any installment of principal or interest under this Agreement or the Notes or any fee or other sum payable under any Loan Document and such failure shall continue for in excess of three Business Days after the earlier of notice thereof by the Agent to the Borrowers or knowledge thereof by any Borrower;

                 (b) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document to which such Loan Party is a party, and with respect to the provisions of Sections 5.2, 5.3, 5.4, and 5.5 only, such failure shall continue for in excess of 10 days after the earlier of notice thereof by the Agent to the Borrowers or knowledge thereof by either Borrower;

                 (c) any Financial Statement, representation, warranty or certificate made or furnished by or on behalf of any Loan Party to the Agent or any Lender in connection with this Agreement, or as an inducement to the Agent and the Lenders to enter into this Agreement, or in any instrument furnished in compliance with or in reference to this Agreement, shall be materially false, incorrect, or incomplete at or as of the time made;

                 (d) any Loan Party shall fail to pay Indebtedness exceeding $100,000 in the aggregate due to any third Persons and such failure shall continue beyond any applicable grace period unless such payment is being Contested in Good Faith, or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any agreement binding such Loan Party, and such failure shall continue for more than the period of grace, if any, therein specified or 30 days, whichever is the lesser;

                 (e) any Loan Party shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

                 (f) a petition shall be filed against any Loan Party in any Insolvency Proceeding, and such petition shall not be controverted within 15 days or dismissed or stayed within 60 days; or an order, judgment or decree shall be entered against any Loan Party by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets and such order, judgment or decree shall not be dismissed or stayed within 60 days;

                 (g) a final and non-appealable order, judgment or decree shall be entered against any Loan Party for money damages and/or Indebtedness due in an amount in excess of $250,000, and such order, judgment or decree shall not be dismissed, stayed, or satisfied within 30 days;

                 (h) any Person shall engage in any Prohibited Transaction involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan for which an excise tax is due or would be due in the absence of a waiver; a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; any Single Employer Plan shall terminate for purposes of Title IV of ERISA; either Borrower or any Commonly Controlled Entity shall incur, or in the reasonable opinion of the Agent, be likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; or any other event or condition shall occur or exist with respect to a Plan and the result of such events or conditions referred to in this Section 7.1(h) could subject either Borrower or any Commonly Controlled Entity to any tax (other than an excise tax under Section 4980 of the Code), penalty or other liabilities which taken in the aggregate would have a Material Adverse Effect and any such circumstance shall exist for in excess of 30 days;

                 (i) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against any Loan Party under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. Section 1961 et seq.), the result of which could be the forfeiture or transfer of any material Property of any Loan Party subject to a Lien in favor of the Agent without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

                 (j) any Loan Party shall have (i) concealed, removed or diverted, or permitted to be concealed, removed or diverted, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them; (ii) made or suffered a transfer of any of its Property which may be fraudulent under any Debtor Relief Law; (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

                 (k) the Liens granted in any Security Instrument shall not constitute a first and prior Lien upon the Collateral described therein, subject only to Permitted Liens;

                 (l) a judgment creditor of any Loan Party shall obtain possession of any of the Collateral by any means, including, without limitation, levy, attachment or self help;

                 (m) the validity or enforceability of any of the Loan Documents shall be contested by any Loan Party, or any Loan Party shall deny that it has any or further liability or obligation under any Loan Document to which it is a party;

                 (n) a Material Adverse Effect shall have occurred and shall remain unremedied in excess of 30 days after notice thereof given by the Agent to the Borrowers or knowledge thereof by either Borrower;

                 (o) the levy against any significant portion of the Property of any Loan Party, or any execution, garnishment, attachment, sequestration or other writ or similar proceeding which is not permanently dismissed or discharged within 60 days after the levy; or

                 (p) the Borrowers shall be unable to satisfy any condition or cure any circumstance specified in Article III, the satisfaction or curing of which is precedent to the right of the Borrowers to receive a Loan or obtain the issuance of a Letter of Credit, and such inability shall continue for a period in excess of 30 days.

              7.2 Remedies. (a) Upon the occurrence of an Event of Default specified in Sections 7.1(e) or 7.1(f), immediately and without notice,
(i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrowers; (ii) the Commitments shall immediately cease and terminate unless and until reinstated by the Agent and the Lenders in writing; and (iii) with the oral consent of the Lenders (confirmed promptly in writing), the Agent and each Lender are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent or such Lender and any and all other indebtedness at any time owing by the Agent or such Lender to or for the credit or account of the Borrower against any and all of the Obligations.

                 (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(e) or 7.1(f), (i) the Agent may and, upon the request of the Lenders, shall, by notice to the Borrowers, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrowers; (ii) the Agent may and, upon the request of the Lenders, shall, declare the Commitments terminated, whereupon the Commitments shall immediately cease and terminate unless and until reinstated by the Agent and the Lenders in writing; and (iii) with the written





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
consent of the Lenders, the Agent and each Lender are hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent or such Lender and any and all other indebtedness at any time owing by the Agent or such Lender to or for the credit or account of the Borrowers or either of them against any and all of the Obligations although such Obligations may be unmatured.


                                  ARTICLE VIII

                                   THE AGENT

              8.1 Appointment. Each Lender hereby designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents. Each Lender authorizes the Agent, as the agent for such Lender, to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or in any other Loan Document or any fiduciary relationship with any Lender; and no implied covenants, functions, responsibilities, duties, obligations, or liabilities on the part of the Agent shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

              8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

              8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) required to initiate or conduct any litigation or collection proceedings hereunder, except with the concurrence of the Lenders and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith, (b) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for gross negligence or willful misconduct of the Agent or such Person), or (c) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrowers to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers.

              8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless and until a written notice of assignment, negotiation, or transfer thereof shall have been received by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and contribution by each Lender of its Commitment Percentage of costs reasonably expected by the Agent to be incurred in connection therewith. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Lenders. Such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes. In no event shall the Agent be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable Requirement of Law.

              8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders.
The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders; provided that unless and until the Agent shall have received such directions, subject to the provisions of Section 7.2, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In the event that the officer of the Agent primarily responsible for the lending relationship with the Borrowers or the officer of any Lender primarily responsible for the lending relationship with the Borrowers becomes aware that a Default or Event of Default has occurred and is continuing, the Agent or such Lender, as the case may be, shall use its good faith efforts to inform the other Lenders and/or the Agent, as the case may be, promptly of such occurrence. Notwithstanding the preceding sentence, failure to comply with the preceding sentence shall not result in any liability to the Agent or any Lender.

              8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any other Lender nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to such Lender and that no act by the Agent or any other Lender hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent or any Lender to any other Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrowers and the value of the Collateral and other Properties of the Borrowers and has made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrowers and the value of the Collateral and other Properties of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial and otherwise), or creditworthiness of the Borrowers or the value of the Collateral or other Properties of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

              8.7 Indemnification. EACH LENDER AGREES TO INDEMNIFY THE AGENT AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES (TO THE EXTENT NOT REIMBURSED BY THE BORROWERS AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWERS TO DO SO), RATABLY ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER DOCUMENT CONTEMPLATED OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES,

ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

              8.8 Restitution. Should the right of the Agent or any Lender to realize funds with respect to the Obligations be challenged and any application of such funds to the Obligations be reversed, whether by Governmental Authority or otherwise, or should the Borrowers otherwise be entitled to a refund or return of funds distributed to the Lenders in connection with the Obligations, the Agent or such Lender, as the case may be, shall promptly notify the Lenders of such fact. Not later than Noon, Central Standard or Daylight Savings Time, as the case may be, of the Business Day following such notice, each Lender shall pay to the Agent an amount equal to the ratable share of such Lender of the funds required to be returned to the Borrowers. The ratable share of each Lender shall be determined on the basis of the percentage of the payment all or a portion of which is required to be refunded originally distributed to such Lender, if such percentage can be determined, or, if such percentage cannot be determined, on the basis of the Percentage Share of such Lender. The Agent shall forward such funds to the Borrowers or to the Lender required to return such funds. If any such amount due to the Agent is made available by any Lender after Noon, Central Standard or Daylight Savings Time, as the case may be, of the Business Day following such notice, such Lender shall pay to the Agent (or the Lender required to return funds to the Borrowers, as the case may be) for its own account interest on such amount at a rate equal to the Federal Funds Rate for the period from and including the date on which restitution to the Borrowers is made by the Agent (or the Lender required to return funds to the Borrowers, as the case may be) to but not including the date on which such Lender failing to timely forward its share of funds required to be returned to the Borrowers shall have made its ratable share of such funds available.

              8.9 Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Agent were not the agent hereunder. With respect to any Note issued to the Lender serving as the Agent, the Agent shall have the same rights and powers under this Agreement as a Lender and may exercise such rights and powers as though it were not the Agent. The terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

             8.10 Successor Agent. The Agent may resign as Agent upon ten days' notice to the Lenders and the Borrowers. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, Lenders for which the Percentage Shares aggregate at least 67% shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent. The term "Agent" shall mean such successor agent effective upon its appointment. The rights, powers, and duties of the former Agent as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After the removal or resignation of any Agent hereunder as Agent, the provisions of this Article VIII and Sections 2.2(d), 5.15, and 5.20 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

             8.11 Applicable Parties. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrowers shall not have any rights as a third party beneficiary or otherwise under any of the provisions of this Article. In performing functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Lenders and does not assume, nor shall it be deemed to have assumed, any obligation or relationship of trust or agency with or for the Borrowers or any legal representative, successor, and assign of the Borrowers.


                                   ARTICLE IX

                                 MISCELLANEOUS

              9.1 Assignments; Participations. (a) The Borrowers may not assign any of their rights or obligations under any Loan Document without the prior consent of the Agent and the Lenders.

                 (b) With the consent of the Agent and the Borrower, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement. Any such assignment shall be in the amount of at least $1,000,000 (or any whole multiple of $1,000,000 in excess thereof) or the full amount outstanding to such Lender, if less than $1,000,000, and the assignee shall pay to the Agent a transfer fee in the amount of $5,000 for each such assignment. Any such assignment shall become effective upon the execution and delivery to the Agent of the Assignment Agreement and the consent of the Agent. Promptly following receipt of an executed Assignment Agreement, the Agent shall send to the Borrowers a copy of such executed Assignment Agreement. Promptly following receipt of such executed Assignment Agreement, the Borrowers shall execute and deliver, at their own expense, new Notes to the assignee and, if applicable, the assignor, in accordance with their respective interests, whereupon the prior Notes of the assignor and, if applicable, the assignee, shall be cancelled and returned to the Borrowers. Upon the effectiveness of any assignment pursuant to this
Section 9.1(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of the Loan Documents, and the assignor shall be relieved of its obligations hereunder to the extent of such assignment. If the assignor no longer holds any rights or obligations under this Agreement, such assignor shall cease to be a "Lender" hereunder, except that its rights under Sections 2.2(d), 5.15 and 5.20 shall not be affected. On the last Business Day of each month during which an assignment has become effective pursuant to this Section 9.1(b), the Agent shall prepare a new Exhibit V giving effect to all such assignments effected during such month and will promptly provide a copy thereof to the Borrowers and each Lender.

                 (c) Each Lender may transfer, grant, or assign participations in all or any portion of its interests hereunder to any Person pursuant to this Section 9.1(c), provided that such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of





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
such participation shall not constitute a "Lender" hereunder. In the case of any such participation, the participant shall not have any rights under any Loan Document, the rights of the participant in respect of such participation to be against the granting Lender as set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

                 (d) The Lenders may furnish any information concerning the Borrowers in the possession of the Lenders from time to time to assignees and participants and prospective assignees and participants.

                 (e) Notwithstanding anything in this Section to the contrary, any Lender may assign and pledge all or any of its Notes or any interest therein to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment or pledge shall release the assigning or pledging Lender from its obligations hereunder.

                 (f) Notwithstanding any other provisions of this Section, no transfer or assignment of the interests or obligations of any Lender or grant of participations therein shall be permitted if such transfer, assignment, or grant would require the Borrowers to file a registration statement with the Securities and Exchange Commission or any successor Governmental Authority or qualify the Loans under the "Blue Sky" laws of any state.

              9.2 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrowers and all covenants and agreements herein made shall survive the execution and delivery of the Notes and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

              9.3 Notices and Other Communications. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, two Business Days after deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed to each party at the "Address for Notices" specified below its name on the signature pages hereof or at such other address as shall be designated by such party in a properly given notice.

              9.4 Parties in Interest. Subject to applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrowers, the Agent or the Lender shall be binding upon and inure to the benefit of the Borrowers, the Agent, and the Lenders, as the case may be, and their respective legal representatives, successors, and assigns.

              9.5 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Agent, the Lenders and the Borrowers and their successors and





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
permitted assigns. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms.

              9.6 No Waiver; Rights Cumulative. No course of dealing on the part of the Agent or the Lenders or their officers or employees, nor any failure or delay by the Agent or the Lenders with respect to exercising any of their rights under any Loan Document shall operate as a waiver thereof. The rights of the Agent and the Lenders under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. Neither the making of any Loan nor the issuance of a Letter of Credit shall constitute a waiver of any of the covenants, warranties, or conditions of the Borrowers contained herein. In the event the Borrowers are unable to satisfy any such covenant, warranty, or condition, neither the making of any Loan nor the issuance of a Letter of Credit shall have the effect of precluding the Agent or the Lenders from thereafter declaring such inability to be an Event of Default as hereinabove provided.

              9.7 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

              9.8 Amendments; Waivers. Neither this Agreement nor any of the other Loan Documents nor any terms hereof or thereof may be amended, supplemented, modified, or waived except in writing and in accordance with the provisions of this Section. The Agent and the Borrowers may, from time to time with the written consent of the Lenders, enter into written amendments, supplements, or modifications to the Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences. Any such amendment, supplement, modification, or waiver shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, and the Agent and all future holders of the Notes. Notwithstanding the foregoing, the Agent may, provided that no Default or Event of Default exists, release Collateral the value of which, as set forth in the most recently provided Reserve Report, in any fiscal year of PEC does not exceed $250,000. In the event of any waiver, the Borrowers, the Lenders, and the Agent shall be restored to their respective former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right with respect thereto.

              9.9 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.





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
             9.10 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

             9.11 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE AGENT, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH BORROWER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE AGENT IN ACCORDANCE WITH THIS SECTION.

             9.12 WAIVER OF RIGHTS TO JURY TRIAL. EACH BORROWER, THE AGENT, AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

             9.13 ENTIRE AGREEMENT. THIS AGREEMENT AMENDS, RESTATES, AND REPLACES THE EXISTING CREDIT AGREEMENT AND CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN OR AMONG THE PARTIES, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE EXISTING CREDIT AGREEMENT. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

             9.14 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

                 IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                       BORROWER:

                                       PRIMEENERGY CORPORATION


                                       By:
                                          -------------------------------------
                                            Beverly A. Cummings
                                            Executive Vice President, Treasurer
                                            and Chief Financial Officer
Address for Notices:

One Landmark Square
Stamford, Connecticut  06901
Attention: Ms. Beverly A. Cummings
Telecopy:  (203) 358-5786


                                       BORROWER:

                                       PRIMEENERGY MANAGEMENT
                                       CORPORATION


                                       By:
                                          -------------------------------------
                                            Beverly A. Cummings
                                            Executive Vice President, Treasurer
                                            and Chief Financial Officer



Address for Notices:

One Landmark Square
Stamford, Connecticut  06901
Attention: Ms. Beverly A. Cummings
Telecopy:  (203) 358-5786


                      (Signatures continued on next page)

                                       AGENT AND LENDER:

                                       BANK ONE, TEXAS, NATIONAL
                                       ASSOCIATION


                                       By:
                                          -------------------------------------
                                            Kelly L. Elmore, III
                                            Vice President

Address for Notices:

910 Travis
Houston, Texas  77002
Attention: Energy Group III - 6th Floor
Telecopy:  (713) 751-3544


Applicable Lending Office
for Floating Rate Loans and
LIBO Rate Loans:

910 Travis
Houston, Texas  77002





                      (Signatures continued on next page)

                                       LENDER:

                                       DEN NORSKE BANK AS


                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
Address for Notices                    Title:
                                             ----------------------------------

Den norske Bank AS
Three Allen Center                     By:
333 Clay, Suite 4890                      -------------------------------------
Houston, Texas 77002                   Printed Name:
Attention:  William V. Moyer                        ---------------------------
Telecopy:  (713) 757-1167              Title:
                                             ----------------------------------
Applicable Lending Office
for Floating Rate Loans and
LIBO Rate Loans:

600 Fifth Avenue
New York, New York  10020

                                   EXHIBIT I

                                 [FORM OF NOTE]

                                PROMISSORY NOTE


$[______________]                Houston, Texas          [____________], 19[___]

                 FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Makers"), jointly and severally, promise to pay to the order of [_____________________] ("Payee"), at the banking quarters of Bank One, Texas, National Association (the "Agent"), in Houston, Harris County, Texas, the sum of [____________________________________] DOLLARS ($[_____________ ]), or so
much thereof as may be advanced against this Note pursuant to the Credit Agreement dated of even date herewith by and among Makers, the Agent, and the lenders signatory thereto from time to time (as amended, restated, or supplemented from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

                 Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

                 This Note is issued pursuant to, is a "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Makers may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

                 This Note is issued, in whole or in part, in renewal and extension, but not in novation or discharge, of the remaining principal balance of the Existing Note.

                 Without being limited thereto or thereby, this Note is secured by the Security Instruments.

                 THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES,
ARTICLE 5069, CHAPTER 15 (WHICH REGULATES

CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.


                                    PRIMEENERGY CORPORATION


                                    By:
                                       ----------------------------------------
                                    Printed Name:
                                                 ------------------------------
                                    Title:
                                          -------------------------------------



                                    PRIMEENERGY MANAGEMENT CORPORATION


                                    By:
                                       ----------------------------------------
                                    Printed Name:
                                                 ------------------------------
                                    Title:
                                          -------------------------------------

                                   EXHIBIT II

                                    FORM OF

                              ASSIGNMENT AGREEMENT


         THIS ASSIGNMENT AGREEMENT (this Agreement") is dated as of ________, 199___, by and between ___________________ __________ (the "Assignor") and
________________________________ (the "Assignee").

                                    RECITALS

         A. The Assignor is a party to the Credit Agreement dated as of April 26, 1995 (as amended, restated or supplemented from time to time, the "Credit Agreement") by and among _________________________, a ________
corporation (the "Company"), each of the lenders that is or becomes a party thereto as provided in Section 9.1(b) of the Credit Agreement (individually, together with its successors and assigns, a "Lender", and collectively, together with their successors and assigns, the "Lenders"), and ______________________________, a national banking association (in its individual capacity, "___________") and as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

         B. The Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, [ALL][A PORTION] of the Assignor's Commitment Amount, its outstanding Loans and its Percentage Share of the outstanding LC Exposure, all on the terms and conditions of this Agreement.

         C. In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1 Definitions. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

         1.2 Other Definitions. As used herein, the following terms have the following respective meanings:

                 "Assigned Interest" shall mean all of Assignor's (in its capacity as a "Lender") rights and obligations (i) under the Credit Agreement and the other Loan Documents in respect of [ALL OF] the [PORTION OF THE] Commitment Amount of the Assignor in the principal amount equal to $_____________, including, without limitation, any obligation to participate pro rata in any LC Exposure and (ii) to make Loans under its Commitment up to the Commitment Amount referenced above and any right to receive payments for the Loans currently outstanding under its Commitment in the principal amount of $____________ (the "Loan Balance"), plus the interest and fees which will accrue from and after the Assignment Date.

                 "Assignment Date" shall mean ________________, 199___.


                                   ARTICLE II

                              SALE AND ASSIGNMENT

         2.1 Sale and Assignment. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

         2.2 Assumption of Obligations. The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Company) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Credit Agreement and the other Loan Documents in respect of the Assigned Interest.

         2.3 Consent by Agent. By executing this Agreement as provided below, in accordance with Section 9.1(b) of the Credit Agreement, the Agent hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.


                                  ARTICLE III

                                    PAYMENTS

         3.1 Payments. As consideration for the sale, assignment and transfer contemplated by Section 2.1 hereof, the Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the Loan Balance, if any. An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.2 (iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

         3.2 Allocation of Payments. The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

         3.3 Delivery of Notes. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.1 hereof, the Assignor shall, in the manner contemplated by Section 9.1(b) of the Credit Agreement, (i) deliver to the Agent (or its counsel) the Note held by the Assignor and (ii) notify the Agent to request that the Company execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, dated the date of this Agreement in respective principal amounts equal to the respective Commitment Amounts of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.

         3.4 Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Conditions Precedent. The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

                 (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

                 (b) the receipt by the Assignor of the payments required to be made under Section 3.1 hereof; and

                 (c) the acknowledgment and consent by the Agent contemplated by Section 2.3 hereof.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.1     Representations and Warranties of the Assignor.   The Assignor
represents and warrants to the Assignee as follows:

                 (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                 (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Requirement of Law applicable to it;

                 (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

                 (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

                 (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

                 (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

         5.2 Disclaimer. Except as expressly provided in Section 5.1 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any other Loan Document or for the value, validity, effectiveness, genuineness, execution, legality, enforceability or sufficiency of the Credit Agreement, the Notes or any other Loan Document or for any failure by the Company [,THE GUARANTOR] or any other Person (other than Assignor) to perform any of its obligations thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Company [,THE GUARANTOR] or any other Person, or any other matter relating to the Credit Agreement or any other Loan Document or any extension of credit thereunder.

         5.3 Representations and Warranties of the Assignee. The Assignee represents and warrants to the Assignor as follows:

                 (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                 (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Requirement of Law applicable to it;

                 (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

                 (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

                 (e) the Assignee has fully reviewed the terms of the Credit Agreement and the other Loan Documents and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

                 (f) if the Assignee is not incorporated under the laws of the United Sates of America or a state thereof, the Assignee has contemporaneously herewith delivered to the Agent and the Company such documents as are required by Section 2.25(b) of the Credit Agreement; and

                 (g) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.


                                   ARTICLE VI

                                 MISCELLANEOUS

         6.1 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

         6.2 Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Agent.

         6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent, and the Assignee agrees that the Agent is entitled to rely upon such representations and warranties.

         6.4 Assignments. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

         6.5 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

         6.7 Governing Law. THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

         6.8 Expenses. To the extent not paid by the Company pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

         6.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

                                       ASSIGNOR
                                       --------


                                       ----------------------------------------


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       Address for Notices:


                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

                                       Telecopier No.:
                                                      -------------------------
                                       Telephone No.:
                                                     --------------------------
                                       Attention:
                                                 ------------------------------



                                       ASSIGNEE
                                       --------


                                       ----------------------------------------


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:

                                       Address for Notices:


                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

                                       Telecopier No.:
                                                      -------------------------
                                       Telephone No.:
                                                     --------------------------
                                       Attention:
                                                 ------------------------------


ACKNOWLEDGED AND CONSENTED TO:

                              ,
- ------------------------------
as Agent


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

                                  EXHIBIT III

                        (FORM OF BORROWING BASE REPORT)


                              ______________, 19__



Bank One, Texas, National Association, as Agent
910 Travis
Houston, Texas 77002
Attention:  Mr. Kelly L. Elmore, III

         Re: Credit Agreement dated as of April 26, 1995, by and among PrimeEnergy Corporation, PrimeEnergy Management Corporation, Bank One, Texas, National Association, as Agent, and the lenders signatory thereto from time to time (as amended, restated and supplemented from time to time the "Credit Agreement")

Ladies and Gentlemen:

                 Pursuant to applicable requirements of the Credit Agreement, the undersigned, as the ___________________ of the Borrowers, hereby certifies to the Agent and the Lenders as follows:

                 As of ______________, 19__, the proposed Borrowing Base is $_____________, computed as follows:

         (A)     Reserve Value pursuant to most
                 recent determination ($[_______])                                                        $
                                                                                                           --------------

         (B)     Outstanding Balance of Credit
                 Accounts (total accounts
                 receivable)
                                                                             ----------

         (C)     Less:  Excluded Credit Accounts
                            (receivables for sale of oil
                            and gas or owned by affiliates
                            or older than 60 days and
                            others excluded pursuant to
                            Credit Agreement)
                                                                             ----------

         (D)     Outstanding Balance of Eligible
                 Joint Interest Accounts
                                                                             ----------





                                     III-i

         (E)     80% of Eligible Joint Interest
                 Accounts                                                                                 $
                                                                                                           --------------

         (F)     Book value of Equipment
                                                                    ----------

         (G)     Less:  Excluded Equipment
                            (Equipment constituting
                            part of Mortgaged Property
                            and other Equipment
                            excluded pursuant to
                            Credit Agreement)
                                                                    ----------

         (H)     Net book value of Eligible Equipment
                                                                    ----------

         (I)     50% of net book value of Eligible Equipment                                              $
                                                                                                           --------------

         (J)     Advance supported by projected future net operating
                 income                                                                                   $
                                                                                                           --------------

         (K)     Proposed Borrowing Base (sum of A
                 + E + I + J)                                                                             $
                                                                                                           --------------

                 Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                       Very truly yours,

                                       PRIMEENERGY CORPORATION


                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------


                                       PRIMEENERGY MANAGEMENT
                                       CORPORATION


                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------





                                     III-ii

                                   EXHIBIT IV

                          [FORM OF BORROWING REQUEST]

Bank One, Texas, National Association, as Agent
910 Travis
Houston, Texas 77002
Attention:  Mr. Kelly L. Elmore, III

         Re: Credit Agreement dated as of April 26, 1995, by and among PrimeEnergy Corporation, PrimeEnergy Management Corporation, Bank One, Texas, National Association, as Agent, and the lenders signatory thereto from time to time (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

                 Pursuant to the Credit Agreement, the Borrowers hereby make the requests indicated below:

/ /      1.      Loans

         (a)     Amount of new Loan: $________________

         (b)     Requested funding date: ___________, 19___

         (c)     $________________ of such Loan is to be a Floating Rate Loan;
                 and

                 $________________ of such Loan is to be a LIBO Rate Loan.

         (d)     Requested Interest Period for LIBO Rate Loan: ____ months.

/ /      2.      Continuation or conversion of LIBO Rate Loan maturing on
                 __________:

         (a) Amount to be continued as a LIBO Rate Loan is $______________________, with an Interest Period of ____
                 months; and

         (b) Amount to be converted to a Floating Rate Loan is $________________.

/ /      3.      Conversion of Floating Rate Loan:

         (a)     Requested conversion date: __________, 19____.

         (b) Amount to be converted to a LIBO Rate Loan is $________, with an Interest Period of _____ months.

                 The undersigned certifies that [s]he is the [___________] of the Borrowers, has obtained all consents necessary, and as such is authorized to execute this request on behalf of the Borrowers. The undersigned further certifies, represents, and warrants on behalf of the Borrowers that no Default or Event of Default exists and the Borrowers are entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement.

                 Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                   Very truly yours,

                                   PRIMEENERGY CORPORATION


                                   By:
                                      -----------------------------------------
                                   Printed Name:
                                                -------------------------------
                                   Title:
                                         --------------------------------------



                                   PRIMEENERGY MANAGEMENT CORPORATION


                                   By:
                                      -----------------------------------------
                                   Printed Name:
                                                -------------------------------
                                   Title:
                                         --------------------------------------

                                   EXHIBIT V

                               COMMITMENT AMOUNTS

                                                                                                 Commitment
         Name of Lender                                  Percentage Share                          Amount
         --------------                                  ----------------                        ----------
         Bank One                                              75%                               $12,500,000

         DNB                                                   25%                             $4,166,666.67

                                   EXHIBIT VI

                        [FORM OF COMPLIANCE CERTIFICATE]

                              ______________, 19__


Bank One, Texas, National Association, as Agent
910 Travis
Houston, Texas 77002
Attention:  Mr. Kelly L. Elmore, III


         Re: Credit Agreement dated as of April 26, 1995, by and among PrimeEnergy Corporation, PrimeEnergy Management Corporation, Bank One, Texas, National Association, as Agent, and the lenders signatory thereto from time to time (as amended, restated, or supplemented from time to time, the "Credit Agreement")


Ladies and Gentlemen:

                 Pursuant to applicable requirements of the Credit Agreement, the undersigned, as the _________________ of the Borrowers, hereby certifies to the Agent and the Lenders the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

         [1.     To the best of the knowledge of the undersigned, no Default or
         Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

         [1.     To the best of the knowledge of the undersigned, the following
         Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

         2. The compliance of the Borrowers with the financial covenants of the Credit Agreement, as of the close of business on ____________________, is evidenced by the following:

  (a)     Section 6.5:  Sales of Assets

                   Permitted                                              Actual
                   ---------                                              ------
          Not more than $250,000                                      $[           ]
                                                                        -----------

  (b)     Section 6.13:  Current Ratio
                         -------------

                   Required                                                      Actual
                   --------                                                      ------

          Not less than 1.0 to 1.0                                                   to 1.0
                                                                              ------

  (c)     Section 6.14:  Tangible Net Worth
                         ------------------

                   Required                                                      Actual
                   --------                                                      ------

          Not less than $7,000,000,
          adjusted for Property acquisitions,
          plus 75% of positive net income for
          each financial quarter ending on or
          after 3/31/95

          Calculation of Tangible Net Worth:

          Previous period requirement                        $[         ]
                                                               ---------
          plus 75% of quarterly positive
          net income                                         $[         ]
                                                               ---------
          Tangible Net Worth                                                  $[         ]
                                                                                ---------

  (d)     Section 6.15:  Debt Coverage Ratio
                         -------------------

                   Required                                                      Actual
                   --------                                                      ------

          Not less than 1.25 to 1.00                                                to 1.00
                                                                              -----

          Calculation of Debt Coverage:

          Consolidated Cash Flow for preceding
          four fiscal quarters                                                $[          ]
                                                                                ----------
          Monthly average of Consolidated Debt for
          preceding four fiscal quarters
            Average of Bank One, et al. debt                 [          ]
                                                              ----------
            plus average of other debt                       [          ]
                                                              ----------
          Total monthly average of Consolidated
          Debt                                                                 [          ]
                                                                                ----------
          One-fourth of total monthly average of
          Consolidated Debt                                                   $[          ]
                                                                                ----------


  (e)     Section 6.16:  Interest Coverage Ratio*

                   Required                                           Actual
                   --------                                           ------
          Not less than 2.50 to 1.00                         ________ to 1.00

          *at the end of any fiscal quarter

          Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.


                                      PRIMEENERGY CORPORATION


                                      By:
                                          -------------------------------------
                                      Printed Name:
                                                    ---------------------------
                                      Title:
                                             ----------------------------------


                                      PRIMEENERGY MANAGEMENT
                                      CORPORATION


                                      By:
                                          -------------------------------------
                                      Printed Name:
                                                    ---------------------------
                                      Title:
                                             ----------------------------------

                                  EXHIBIT VII

                          [FORM OF OPINION OF COUNSEL]


                                 April 26, 1995



Bank One, Texas, National Association
910 Travis
Houston, Texas  77002
Attention:  Mr. Kelly L. Elmore III

         Re: Credit Agreement dated as of April 26, 1995, by and among PrimeEnergy Corporation, PrimeEnergy Management Corporation, Bank One, Texas, National Association, as Agent, and the lenders signatory thereto from time to time (the "Credit Agreement")

Ladies and Gentlemen:

                 This opinion is furnished to you pursuant to the Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                 I have acted as counsel to the Borrowers and the other Loan Parties in connection with the transactions contemplated in the Credit Agreement. In my representation of the Borrowers and the other Loan Parties, I have examined an executed counterpart of each of the following documents (collectively, the "Loan Documents"):

                 (a)      the Credit Agreement;

                 (b)      the Notes;

                 (c) Ratification of and Amendment to Mortgage, Collateral Real Estate Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production dated of even date herewith by PEC and Bank One;

                 (d) Ratification of and Amendment to Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production dated of even date herewith among PEC, PEMC, and Bank One;

                 (e) Second Amendment to Security Agreement dated of even date herewith by PEC and Bank One;





                                     VII-i

                 (f) Second Amendment to Security Agreement dated of even date herewith by PEMC and Bank One;

                 (g) Second Amendment to Security Agreement dated of even date herewith by POC and Bank One;

                 (h) Second Amendment to Security Agreement dated of even date herewith by EOWSC and Bank One;

                 (i) Financing Statement Change (Amendment) instruments constituent to documents described in (e) through (h) above;

                 (j) Security Agreement dated of even date herewith by SOCC; and

                 (k) Non-Standard Financing Statement constituent to document described in (j) above.

                 In addition, I have examined originals or copies of certificates of public officials necessary for certain of the opinions expressed herein. In my examination of such certificates of public officials, I have assumed the genuineness of all signatures thereto, the authority of the individual signing on behalf of the issuer thereof, and the conformity to the authentic original document of any certificate submitted to us in the form of a copy. Furthermore, I have, for purposes of this Opinion, assumed that each of the Loan Documents to which the Agent or any Lender is a party or under which it has any obligation represents the valid, binding and enforceable obligation of the Agent and such Lender.

                 Based on the foregoing and having regard for such legal considerations as I deem relevant, I am of the opinion, subject to the qualifications set forth hereinafter, that:

                 1. PEC is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and is in good standing in the States of Connecticut, Louisiana, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah, West Virginia and Wyoming. PEMC is a corporation duly organized, legally existing and in good standing under the laws of the State of New York and is duly qualified as a foreign corporation and is in good standing in the States of Colorado, Connecticut, Kansas, Oklahoma, Texas and West Virginia. POC is a corporation duly organized, legally existing and in good standing under the laws of the State of Texas and is duly qualified as a foreign corporation and is in good standing in the States of Colorado, Kansas, Louisiana, Oklahoma, New Mexico, West Virginia and Wyoming. EOWSC is a corporation duly organized, legally existing and in good standing under the laws of the State of West Virginia and is duly qualified as a foreign corporation and is in good standing in the States of Colorado, Oklahoma, and Texas. SOCC is a corporation duly organized, legally existing and in good standing under the laws of the State of Oklahoma and is duly





                                     VII-ii
         qualified as a foreign corporation and is in good standing in the States of ___________________________.

                 2. The execution and delivery by each Borrower of the Credit Agreement and the borrowings thereunder; the execution and delivery by each Borrower of the Notes; and the repayment of the Notes and interest and fees provided in the Notes and the Credit Agreement are within the power of such Borrower, have been duly authorized by all necessary corporate action, and do not (a) require the consent of any Governmental Authority; (b) contravene or conflict with any Requirement of Law or the charter or bylaws of such Borrower; (c) to the best of my knowledge, contravene or conflict with any indenture, instrument or other agreement to which such Borrower is a party or by which any Property of such Borrower may be presently bound or encumbered or result in or require the creation or imposition of any Lien in, upon or of any Property of such Borrower under any such indenture, instrument or other agreement, other than under the Loan Documents.

                 3. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of all obligations of such Loan Party thereunder are within the power of such Loan Party, have been duly authorized by all necessary corporate action, and do not (a) require the consent of any Governmental Authority; (b) contravene or conflict with any Requirement of Law or the charter or bylaws of such Loan Party; (c) to the best of my knowledge, contravene or conflict with any indenture, instrument or other agreement to which such Loan Party is a party or by which any Property of such Loan Party may be presently bound or encumbered or result in or require the creation or imposition of any Lien in, upon or of any Property of such Loan Party under any such indenture, instrument or other agreement, other than under the Loan Documents.

                 4. The Loan Documents, as they exist as of the date hereof, constitute legal, valid and binding obligations of each Loan Party party thereto, enforceable against such Loan Party in accordance with their respective terms.

                 5.       To the best of my knowledge, except as disclosed in
         Exhibit VIII to the Credit Agreement, no Litigation affecting either Borrower is pending before any Governmental Authority or threatened against either Borrower which, if determined adversely to the interests of such Borrower, might reasonably be expected to result in any impairment of its ownership of any Property or any Material Adverse Effect.

         The opinions expressed herein are subject to the following qualifications and limitations:

                 A. I am licensed to practice law only in the State of Texas; accordingly, the foregoing opinions are limited solely to the laws of the State of





                                    VII-iii

         Texas, applicable United States federal law and the corporation laws of the States of Delaware, New York, Oklahoma, and West Virginia.

                 B. The validity, binding effect and enforceability of the Loan Documents may be limited or affected by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting rights of creditors generally, including, without limitation, statutes or rules of law which limit the effect of waivers of rights by a debtor or grantor; provided, however, that the limitations and other effects of such statutes or rules of law upon the validity and binding effect of the Loan Documents should not differ materially from the limitations and other effects of such statutes or rules of law upon the validity and binding effect of credit agreements, promissory notes and security instruments generally.

                 C. The enforceability of the obligations of the Loan Parties under the Loan Documents is subject to general principles of equity (whether such enforceability is considered in a suit in equity or at law).

                                                      Very truly yours,





                                     VII-iv

                                  EXHIBIT VIII

                                  DISCLOSURES


Section 1.2      Permitted Liens:

                 Lien in favor the "Jackson Group" composed of Jeral W. Jackson, Inc., Pangaea Properties, Inc. and William H. Nichols by PrimeEnergy Corporation, Sterling Asset and Income Funds A-1, A-2, AA-1 and AA-2 (now PrimeEnergy Asset and Income Funds A-1, A-2, AA-1 and AA-2) to secure the payment to the Jackson Group of the "JPN Fee", being an amount of certain of the proceeds and accounts arising from the sale of oil and gas from certain properties located in Garvin County, Oklahoma, as determined pursuant to the terms of that certain Memorandum of Agreement dated October 1, 1990, and as evidenced by Financing Statement filed January 23, 1991, Volume 1295, page 58, Garvin County, Oklahoma, and Financing Statement filed January 28, 1991, N-00844, Central Filing Office, Oklahoma County Clerk.

Section 4.2      Places of Business:

         1.      PrimeEnergy Corporation
                 PrimeEnergy Management Corporation
                 One Landmark Square
                 Stamford, CT 06901

         2.      Prime Operating Company
                 Eastern Oil Well Service Company

                 (a)      2900 Wilcrest Drive, Suite 475
                          Houston, Texas 77042-6009

                 (b)      North Park Executive Center
                          Building L, Suite L220
                          731 Wadley Avenue
                          Midland, Texas 79705

                 (c)      5400 Grand Blvd.
                          Oklahoma City, OK  73112-5652

                 (d)      714 1/2 Lee Street, East
                          Charleston, WV  25268

                 (e)      Highway 83 South, Box 797
                          Carrizo Springs, Texas 78834





                                     VIII-i

                 (f)      Route 2, Box 37
                          Orma, WV  25268

                 (g)      700 West Wagoner
                          Yukon, OK  73099

                 (h)      3520 E. Garden City Highway
                          Midland, TX  79702

                 (i)      P. O. Box 159
                          Marshall, OK  73056

         3.      Southwest Oilfield Construction Company

                 (a)      5400 Grand Blvd.
                          Oklahoma, OK  73112-5652

                 (b)      Box 376
                          Kingfisher, Oklahoma 73750

Section 4.8      Liabilities:

                 None, except for those liabilities reflected on the financial statements of Borrowers as of December 31, 1994.

                 Litigation:

                 In March, 1990 a demand was made on Sterling Drilling and Production Company, Inc. (now PrimeEnergy Management Corporation) on behalf of McIntosh Partnerships claiming a loss of production from certain existing wells of McIntosh by reason of Sterling's development of Devonia Shales under a Calhoun County, West Virginia, farm-out from McIntosh, asserting a loss in the amount of $520,000. No litigation has been initiated and no further communication has been received from McIntosh or its counsel.

Section 4.12     Environmental Matters:


Section 4.17     Refunds:



Section 4.18     Gas Contracts:





                                    VIII-ii

Section 4.20     Casualties:



Section 4.22     Subsidiaries:

         1.      PrimeEnergy Management Corporation
                 a New York corporation
                 100% owned by PrimeEnergy Corporation

         2.      Prime Operating Company,
                 a Texas corporation,
                 100% owned by PrimeEnergy Corporation

         3.      Eastern Oil Well Service Company
                 a West Virginia corporation
                 100% owned by PrimeEnergy Corporation

         4. Southwest Oilfield Construction Company, an Oklahoma corporation
                 100% owned by PrimeEnergy Corporation

         5.      PrimeEnergy Depositary Corp.,
                 a New York corporation
                 100% owned by PrimeEnergy Management Corporation

                 Limited Partnerships and business trusts in which PrimeEnergy Management Corporation is managing general partner or managing trustee:

                 Sterling Gas Drilling Fund
                 Sterling Gas Drilling Fund 1979-1
                 Sterling Gas Drilling Fund 1979-2
                 Sterling Gas Drilling Fund 1980-1
                 Sterling Gas Drilling Fund 1980-2
                 Sterling Gas Drilling Fund 1981
                 Sterling Gas Drilling Fund 1982
                 Sterling Drilling Fund 1983-1
                 Sterling Drilling Fund 1983-2
                 Sterling Drilling Fund 1984-1
                 Sterling Drilling Fund 1984-2
                 Sterling Drilling Fund 1985-1
                 Sterling Drilling Fund 1985-2
                 Sterling Drilling Fund 1985-3
                 Sterling Drilling Fund L.P. 1986-1
                 PrimeEnergy Asset and Income Fund L.P. A-1
                 PrimeEnergy Asset and Income Fund L.P. A-2





                                    VIII-iii

                 PrimeEnergy Asset and Income Fund L.P. A-3
                 PrimeEnergy Asset and Income Fund L.P. AA-1
                 PrimeEnergy Asset and Income Fund L.P. AA-2
                 PrimeEnergy Asset and Income Fund L.P. AA-3
                 PrimeEnergy Asset and Income Fund L.P. AA-4
                 PrimeEnergy Asset and Income Trust A-1
                 PrimeEnergy Asset and Income Trust A-2
                 Personal Economics Natural Gas Ltd. Partnership #2 Personal Economics Natural Gas Ltd. Partnership #3 Personal Economics Natural Gas Ltd. Partnership #4 Mountain Gas Ltd. Partnership "A"
                 The Clay Ltd. Partnership "A"
                 The New York Limited Partnership
                 West Virginia Natural Gas Ltd. Partnership
                 The Clay Ltd. Partnership "B"
                 Injun Developmental Drilling Limited Partnership
                 The Clay Ltd. Partnership "C"
                 The Reservoir Ltd. Partnership
                 Natural Gas of W.V. Ltd. Partnership
                 Dodd Production Ltd. Partnership
                 The B&R Ltd. Partnership
                 The Golden Circle Drilling Ltd. Partnership
                 Emerald Circle Limited Partnership
                 Freeman's Creek Development Drilling Limited Partnership The 1980 Reservoir Ltd. Partnership
                 The 1980 West Virginia Natural Gas Limited Partnership Thanksgiving Drilling Limited Partnership
                 1980 Golden Circle Ltd. Partnership
                 Snow Lion Drilling L.P.
                 The West Virginia Basin Ltd. Partnership
                 Devonian Developmental Ltd. Partnership
                 Xenobia Drilling L.P.
                 Horseshoe Development Limited Partnership
                 Appalachian Spring Drilling L.P.
                 Master Club Natural Gas Ltd. Partnership
                 Economic Natural Gas Ltd. Partnership





                                    VIII-iv